Exhibit 10.1

                                                                  EXECUTION COPY

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                               PURCHASE AGREEMENT

                                     Between

                             C&D TECHNOLOGIES, INC.

                                    (Seller)

                                       and

                         MURATA MANUFACTURING CO., LTD.

                                     (Buyer)

                            Dated as of June 19, 2007

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                                TABLE OF CONTENTS

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ARTICLE I     THE TRANSACTION.......................................................1

    Section 1.1     Purchase and Sale of the Shares and LLC Interests...............1

    Section 1.2     Purchase Price..................................................2

    Section 1.3     Post-Closing Purchase Price Adjustment..........................2

    Section 1.4     Confirmation of Cash Amounts....................................5

ARTICLE II    CLOSING...............................................................6

    Section 2.1     Closing.........................................................6

    Section 2.2     Closing Deliveries..............................................6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER..............................7

    Section 3.1     Authority.......................................................7

    Section 3.2     No Conflicts; Consents..........................................8

    Section 3.3     The Shares; LLC Interests.......................................9

    Section 3.4     Organization and Standing; Books and Records...................10

    Section 3.5     Capital Stock; Equity Interests................................11

    Section 3.6     Financial Statements...........................................12

    Section 3.7     Accounts Receivable............................................13

    Section 3.8     Inventories....................................................14

    Section 3.9     Taxes..........................................................14

    Section 3.10    Real Property..................................................18

    Section 3.11    Intellectual Property..........................................18

    Section 3.12    Material Contracts.............................................20

    Section 3.13    Litigation.....................................................22

    Section 3.14    Employee Benefits Matters......................................22

    Section 3.15    Employees and Labor Relations..................................25

    Section 3.16    Absence of Changes or Events...................................26

    Section 3.17    Compliance with Laws...........................................26

    Section 3.18    Environmental..................................................27

    Section 3.19    Title to Assets................................................28

    Section 3.20    Sufficiency of Assets..........................................28

    Section 3.21    Bank Accounts..................................................29
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    Section 3.22    Absence of Undisclosed Liabilities.............................29

    Section 3.23    Insurance......................................................29

    Section 3.24    Product Warranty and Liability Claims..........................29

    Section 3.25    Relationships with Related Persons.............................30

    Section 3.26    No Brokers.....................................................30

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BUYER..............................31

    Section 4.1     Authority......................................................31

    Section 4.2     No Conflicts; Consents.........................................31

    Section 4.3     Securities Act.................................................32

    Section 4.4     Availability of Funds..........................................32

    Section 4.5     No Brokers.....................................................32

    Section 4.6     Due Diligence..................................................33

ARTICLE V     COVENANTS............................................................34

    Section 5.1     Confidentiality and Announcements..............................34

    Section 5.2     Expenses.......................................................34

    Section 5.3     Regulatory Matters; Third Party Consents.......................35

    Section 5.4     Further Assurances.............................................38

    Section 5.5     Access.........................................................38

    Section 5.6     Preservation of Business.......................................38

    Section 5.7     Employee Benefits Matters......................................40

    Section 5.8     No Additional Representations..................................44

    Section 5.9     Credit Support.................................................45

    Section 5.10    Record Retention...............................................46

    Section 5.11    Litigation Support.............................................46

    Section 5.12    Payment of Debt................................................47

    Section 5.13    Payment of Intercompany Receivables/Payables...................48

    Section 5.14    Transfer of Certain Subsidiaries and Assets....................48

    Section 5.15    Noncompetition and Nonsolicitation.............................48

    Section 5.16    Advance Payments and Deposits..................................49

ARTICLE VI    TAX MATTERS..........................................................50
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    Section 6.1     Tax Returns and Tax Payments...................................50

    Section 6.2     Tax Indemnification............................................51

    Section 6.3     Cooperation....................................................52

    Section 6.4     Transfer Taxes.................................................52

    Section 6.5     Tax Elections..................................................52

    Section 6.6     Refunds........................................................56

    Section 6.7     Tax Contests...................................................56

ARTICLE VII   CONDITIONS TO CLOSING................................................57

    Section 7.1     Conditions to Buyer's Obligations..............................57

    Section 7.2     Conditions to Seller's Obligations.............................58

    Section 7.3     Mutual Conditions..............................................58

    Section 7.4     Frustration of Closing Conditions..............................59

ARTICLE VIII  INDEMNIFICATION......................................................59

    Section 8.1     Indemnification by Seller......................................59

    Section 8.2     Indemnification by Buyer.......................................61

    Section 8.3     Procedures; Limits on Indemnification..........................61

    Section 8.4     Survival Period................................................64

    Section 8.5     Exclusive Remedy...............................................64

    Section 8.6     Treatment......................................................65

ARTICLE IX    TERMINATION; SURVIVAL AND EXPENSES...................................65

    Section 9.1     Termination....................................................65

    Section 9.2     Obligations upon Termination...................................67

ARTICLE X     MISCELLANEOUS........................................................67

    Section 10.1    Succession and Assignment......................................67

    Section 10.2    No Third-Party Beneficiaries...................................68

    Section 10.3    Amendments; Waivers............................................68

    Section 10.4    Notices........................................................68

    Section 10.5    Interpretation; Exhibits and Schedules; Certain Definitions....69

    Section 10.6    Counterparts...................................................80

    Section 10.7    Entire Agreement...............................................80
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    Section 10.8    Severability...................................................80

    Section 10.9    Governing Law; Consent to Jurisdiction.........................81

    Section 10.10   WAIVER OF JURY TRIAL...........................................82
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      PURCHASE AGREEMENT, dated as of June 19, 2007 (this "Agreement"), between
C&D Technologies, Inc., a Delaware corporation ("Seller"), and Murata
Manufacturing Co., Ltd., a corporation organized under the laws of Japan
("Buyer").

      WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, Seller's power electronics division ("PED" or "Business") consisting of the following incorporated entities and their respective subsidiaries:

      1.    NCL Holdings Limited ("NCL Holdings");

      2.    C&D Technologies de Mexico S.A. de C.V. ("Mexico");

      3.    Datel Holding Corporation ("Datel");

      4.    C&D Dynamo Corporation ("Dynamo"); and

      5.    Dynamo Acquisition Corporation ("DAC");

together with C&D Technologies (CPS) LLC, a Delaware limited liability company ("CPS-LLC").

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                   ARTICLE I

                                 THE TRANSACTION

      Section 1.1 Purchase and Sale of the Shares and LLC Interests. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall or shall cause its subsidiaries to sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller or its subsidiaries, the Shares and the LLC Interests.

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      Section 1.2 Purchase Price. The aggregate purchase price (the "Purchase
Price") of the Shares and the LLC Interests shall be Eighty-Five Million Dollars ($85,000,000). The Purchase Price shall be subject to adjustment as set forth in
Section 1.3.

      Section 1.3 Post-Closing Purchase Price Adjustment

            (a) At Closing, PED shall have, on a combined basis, Closing Working Capital of Fifty Four Million Two Hundred Eighty Three Thousand Dollars ($54,283,000) (the "Target Amount").

            (b) Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to Buyer a written statement (the "Seller Statement") setting forth Seller's calculation of the Closing Working Capital. In such regard, Seller shall be afforded such access to PED personnel and books and records as it reasonably deems necessary. The Closing Working Capital shall be calculated as summarized on Schedule 1.3 using the accounting principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied in the same manner as used in the preparation of the Financial Statements.

            (c) Within thirty (30) days after delivery of the Seller Statement, Buyer shall deliver to Seller a written response in which Buyer shall either:

                  (i) agree in writing with the calculation of the Closing Working Capital as set forth in the Seller Statement, in which case such calculation shall be final and binding on the Parties; or

                  (ii) dispute in good faith the calculation of the Closing Working Capital as set forth in the Seller Statement by delivering to Seller a written notice (a "Dispute Notice") setting forth in reasonable detail those items disputed by Buyer.


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            (d) If Buyer fails to take either of the foregoing actions within thirty (30) days after delivery of the Seller Statement, then Buyer shall be deemed to have irrevocably accepted the calculation of the Closing Working Capital set forth in the Seller Statement, in which case such calculation shall be final and binding on the Parties.

            (e) If Buyer timely delivers a Dispute Notice to Seller, then the Parties shall attempt in good faith, for a period of twenty (20) days, to agree on the Closing Working Capital. Any resolution agreed to in writing by the Parties during such 20-day period as to any disputed items shall be final and binding on the Parties. If the Parties do not resolve all disputed items by the end of such twenty (20) day period, then the Parties shall submit the remaining items in dispute to PriceWaterhouseCoopers LLC ("PWC") for resolution. PWC shall act an arbitrator to resolve each disputed item based on the submissions of the Parties with respect thereto (but subject to the requirements set forth in the third sentence of Section 1.3(b)) and shall not conduct any independent review or audit of the financial statements of the Business in connection with the resolution of such items. The Parties shall instruct PWC to render its determination with respect to the items in dispute in a written report that specifies the conclusions of PWC as to each item in dispute and the resulting calculation of the Closing Working Capital. The Parties shall each use their commercially reasonable efforts to cause PWC to render its determination within thirty (30) days after referral of the items to such firm or as soon thereafter as practicable. PWC's determination of the Closing Working Capital, as set forth in its report, shall not assign a value greater that the greatest value of any disputed item claim by either Party or smaller than the smallest value of any such item claimed by either Party, and shall be final and binding on the Parties. The fees and expenses of PWC shall be shared by Buyer and Seller in inverse proportion


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to the relative amounts of the disputed amount determined to be for the account of the Buyer and Seller, respectively.

            (f) For purposes of complying with this Section 1.3, each of the Parties shall furnish to each other and to PWC such work papers and other documents and information relating to the calculation of the Closing Working Capital or any disputed items with respect thereto as required to permit Seller to prepare the Seller Statement or as PWC may request. Each Party shall be afforded the opportunity to present to PWC appropriate material related to any disputed items to be resolved by PWC and to discuss such items with PWC.

            (g) If the Closing Working Capital as finally determined pursuant to this Section 1.3 exceeds the Target Amount, the Purchase Price shall be adjusted upward by an amount equal to the difference between the Closing Working Capital and the Target Amount. If the Closing Working Capital as finally determined pursuant to this Section 1.3 is less than the Target Amount, the Purchase Price shall be adjusted downward by an amount equal to the difference between Closing Working Capital and the Target Amount. Buyer shall pay Seller the adjustment amount (in the case of an upward adjustment) or Seller shall pay Buyer the adjustment amount (in the case of a downward adjustment) within ten (10) days after the date of the final determination of the Closing Working Capital in accordance with this Section 1.3. All determinations hereunder in respect of the determination of the Closing Working Capital, shall be made in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) consistently applied or, if not reflected thereon, GAAP, in each case applied in the same manner as used in the preparation of the Financial Statements. No claim or Loss relating to or arising in respect of any breach or alleged breach of representation or warranty or


                                      -4-
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asserted under Article VIII shall be asserted or cognizable in respect of any item, matter or circumstance taken into account in determining Closing Working Capital hereunder.

            (h) Payment of the Purchase Price adjustment amount made by Buyer to Seller, if any, shall be deemed an increase in the Purchase Price. Payment of the Purchase Price adjustment amount made by Seller to Buyer, if any, shall be deemed a decrease in the Purchase Price.

      Section 1.4 Confirmation of Cash Amounts. Buyer shall have the right, exercisable within sixty (60) days after the Closing Date, to confirm the amount of cash or cash equivalents calculated in accordance with the accounting principles and practices set forth in Schedule 3.6(a) retained in bank accounts to which the PED Subsidiaries have access after the Closing Date in accordance with the Sections 5.12 and 5.16. If, prior to the expiration of the foregoing period, Buyer delivers written notice to Seller of its objection to any such amount, then the Parties shall attempt in good faith, for a period of twenty
(20) days, to agree on such amounts. Any resolution agreed to in writing by the Parties during such 20-day period as to any disputed items shall be final and binding on the Parties. If the Parties do not resolve all disputed items by the end of such twenty (20) day period, then the Parties shall submit the remaining items in dispute to PWC for resolution. PWC shall act as an arbitrator to resolve each dispute based on the submissions of the Parties with respect thereto and shall not conduct any independent review or audit of the financial statements of the Business in connection with the resolution of such items. The Parties shall instruct PWC to render its determination with respect to the items in dispute in a written report that specifies the conclusions of PWC as to each item in dispute. The Parties shall each use their commercially reasonable efforts to cause PWC to render its determination within thirty (30) days after referral of the items to such firm or as soon thereafter as practicable. PWC's


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determination of as to all items in dispute as set forth in its report shall be final and binding on the Parties. The fees and expenses of PWC shall be shared by Buyer and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of the Buyer and Seller, respectively.

                                    ARTICLE II

                                     CLOSING

      Section 2.1 Closing. The closing (the "Closing") of the purchase and sale of the Shares and the LLC Interests shall be held at the offices of Montgomery, McCracken, Walker & Rhoads, LLP, 123 South Broad Street, Philadelphia, Pennsylvania, at 10:00 a.m. on August 31, 2007, provided, however, that Buyer and Seller may agree in writing upon another date or place for the Closing and shall discuss whether, to the extent practicable, the Closing may be held on an earlier date; provided, further, that if the conditions set forth in Article VII have not been satisfied as of August 31, 2007, the Closing shall occur on the third Business Day following the satisfaction (or waiver) of such conditions. Failure to consummate the purchase and sale provided for in this Agreement at the place and on the date determined by the previous sentence shall not relieve either Party of any obligation under this Agreement. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      Section 2.2 Closing Deliveries. At the Closing,

            (a) Seller shall deliver to Buyer:

                  (i) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and if the Shares are not certificated, duly executed transfer forms in respect of any Shares of any PED Entity or, if requested by Buyer, any PED Subsidiary in favor of Buyer:


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                  (ii) one or more bills of sale, assignments and other transfer instruments for the LLC Interest;

                  (iii) a transition services agreement in the form of Exhibit 2.2(a)(iii), executed by Seller (the "Transition Services Agreement");

                  (iv) the certificate contemplated by Section 7.1(c);

                  (v) a letter of resignation, effective as of the Closing Date, from each director of the PED Subsidiaries designated by Buyer; and

                  (vi) the original minute and stock record books of each of the PED Subsidiaries.

            (b) Buyer shall deliver to Seller:

                  (i) the Purchase Price by wire transfer of immediately available funds to one or more bank accounts designated in writing by Seller prior to the Closing;

                  (ii) the Transition Services Agreement, executed by Buyer; and

                  (iii) the certificate contemplated by Section 7.2(c).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as disclosed in the Schedules hereto, Seller hereby represents and warrants to Buyer as follows:

      Section 3.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and Seller has all requisite corporate power and authority to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 3.2 No Conflicts; Consents.

            (a) Except as set forth on Schedule 3.2(a), the execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, encumbrance, security interest, option, charge or restriction of any kind upon the Shares, the LLC Interests or any of the properties or assets of any PED Subsidiary under, any provision of (i) the certificate of incorporation or by-laws (or comparable organizational documents) of Seller or any of its subsidiaries, including any of the PED Subsidiaries, or any subsisting resolution adopted by the board of directors of Seller or any of its subsidiaries, including any PED Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or any of its subsidiaries, including any of the PED Subsidiaries is a party or by which any of their respective properties or assets are bound, or (iii) except for the exceptions set forth in paragraph (b) below, any Law applicable to Seller, or any of its subsidiaries, including any of the PED Subsidiaries, or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that,


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individually or in the aggregate, reasonably would not be expected to have a
Material Adverse Effect.

            (b) Except as set forth on Schedule 3.2(b), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained or made by Seller or any of its subsidiaries, including any PED Subsidiary, in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act and any applicable foreign antitrust and competition laws, (ii) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby, and (iii) those the failure of which to obtain or make, individually or in the aggregate, reasonably would not be expected to have a Material Adverse Effect.

      Section 3.3 The Shares; LLC Interests.

            (a) Seller or its applicable subsidiary has good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, except for liens securing the indebtedness set forth on Schedule 3.19. The Shares constitute all of the PED Corporate Entities' issued and outstanding capital stock. Assuming Buyer has the requisite corporate power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing in accordance with the terms of this Agreement of certificates or transfer forms representing the Shares, duly endorsed by Seller or its subsidiary, as applicable, for transfer to Buyer, and upon Seller's receipt of the Purchase Price pursuant to Section 2.2(b), good and valid title to the Shares shall pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than


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those arising from acts of Buyer or its affiliates. Except as set forth in
Schedule 3.3(a) and other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, commitment, agreement or arrangement restricting or otherwise relating to the voting or dividend rights or disposition of the Shares.

            (b) Seller has good and valid title to the LLC Interests, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, except for liens securing the indebtedness set forth on Schedule 3.19. The LLC Interests constitute all of the membership interests in CPS-LLC. Assuming Buyer has the requisite corporate power and authority to be the lawful owner of the LLC Interests, upon delivery to Buyer at the Closing in accordance with the terms of this Agreement of the certificates representing the LLC Interests, accompanied by an assignment for transfer to Buyer, and upon Seller's receipt of the Purchase Price pursuant to Section 2.2(b), good and valid title to the LLC Interests shall pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from the acts of Buyer and its affiliates. Except as set forth in Schedule 3.3(b) and other than the certificate and operating agreement of CPS-LLC, the LLC Interests are not subject to any contract or agreement with any third party relating to the voting or distribution rights or disposition of the LLC Interests.

      Section 3.4 Organization and Standing; Books and Records. Each PED Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation currently in effect. Each PED Subsidiary has all requisite corporate authority and possesses all governmental franchises, approvals, licenses, permits and authorizations necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, approvals, licenses, permits and


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authorizations the lack of which, individually or in the aggregate, reasonably would not be expected to have a Material Adverse Effect. Each PED Subsidiary is qualified and in good standing (with respect to jurisdictions which recognize the concept) to do business as a foreign corporation or other legal entity in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, reasonably would not be expected to have a Material Adverse Effect. Prior to the execution of this Agreement, Seller has made available, and at the time of Closing shall deliver to Buyer, true and complete copies of the certificate of incorporation and by-laws (or comparable organizational documents), books of account, minute books, equity record books and other records, each as amended to date, of each PED Subsidiary.

      Section 3.5 Capital Stock; Equity Interests.

            (a) Schedule 3.5(a) sets forth for each PED Subsidiary in the amount of its authorized capital stock, membership or other equity interests, the amount as of the date of this Agreement of its outstanding capital stock, membership or other equity interests and the record owners thereof. Except for the Shares and LLC Interests, there are no shares of capital stock, membership or other equity interests outstanding in the PED Subsidiaries. Except as set forth in Schedule 3.5(a), there are no outstanding warrants, options, rights, "phantom" stock rights, convertible or exchangeable securities or other agreements or instruments (other than this Agreement) pursuant to which Seller or any PED Subsidiary is obligated to issue, sell, purchase, return or redeem any shares of capital stock of or membership or other equity interests in any PED Subsidiary.


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

            (b) Except as set forth on Schedule 3.5(b), no PED Subsidiary directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership, joint stock company, limited liability company or other legal entity, and no PED Subsidiary is a member of or participant in any partnership, joint venture or similar entity.

            (c) All of the outstanding equity securities and other equity securities of each PED Subsidiary are owned of record and beneficially by Seller or one or more of the other PED Subsidiaries, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, except for liens securing the indebtedness set forth on Schedule 3.19. All of the issued and outstanding equity securities of each PED Subsidiary are duly authorized, validly issued, fully paid, nonassessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right and have been issued in compliance with all applicable Laws.

      Section 3.6 Financial Statements.

            (a) Schedule 3.6(a) sets forth the audited combined special purpose Balance Sheet of the PED Subsidiaries as of January 31, 2007 (the "Reference Balance Sheet") and the related audited special purpose statements of operations and cash flows for the periods ended January 31, 2007 and January 31, 2006. The financial statements described above shall herein be referred to collectively as the "Financial Statements." Schedule 3.6(a) also includes a summary of the accounting principles and policies used in the preparation of the Financial Statements.

            (b) Except as set forth on Schedule 3.6(b), the Financial Statements
(i) are consistent in all material respects with the books and records of Seller and the PED Subsidiaries, (ii) have been prepared in conformity with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied consistently with past


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

practice (subject in the case of unaudited interim financial statements to the lack of footnote disclosure and to normal year-end audit adjustments) and (iii) on that basis present fairly, in all material respects, the combined financial condition, results of operations and cash flows of the PED Subsidiaries as of the respective dates thereof and for the respective periods indicated.

            (c) Except as set forth on Schedule 3.6(c), the Financial Statements accurately reflect in all material respects, in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, all assets and liabilities relating to the Business, including (i) the Transferred Assets and (ii) assets and liabilities relating to the Business reflected in the accounting books and records of Seller at the corporate or headquarters level.

      Section 3.7 Accounts Receivable. All notes and accounts receivable are reflected properly in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP on the Financial Statements or the accounting records of the PED Subsidiaries as of the Closing Date, and represent or shall represent obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of Seller, there are no pending material contests or claims, other than returns and warranty claims in the ordinary course of business not exceeding, in the aggregate, the amount of reserves for product liability and product warranty claims set forth in the accounting books and records of or relating to the PED Subsidiaries as of the Closing Date, relating to the amount or validity of any material amount of such notes or accounts receivable. Schedule 3.7 sets forth an aging of all notes and accounts receivable as of the date of the Reference Balance Sheet.


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      Section 3.8 Inventories. The inventories of the PED Subsidiaries are in all material respects of a quality and quantity usable and, with respect to finished goods, salable in the ordinary course of business, subject to the reserves for inventory write-down reflected in the Financial Statements in accordance with the past custom and practice of the PED Subsidiaries. The values at which inventories are carried reflect the inventory valuation policy of Seller, which is in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied in the same manner as used in the preparation of the Financial Statements. No PED Subsidiary has any material commitments to purchase inventory, other than in the ordinary course of business.

      Section 3.9 Taxes.

            (a) Except as set forth on Schedule 3.9(c), all material Tax Returns required to be filed with respect to the PED Subsidiaries on or before the Closing Date have been timely filed as required by applicable Laws, and all such Tax Returns are accurate and complete in all material respects.

            (b) All material Taxes of the PED Subsidiaries that are due on or before the Closing Date, whether or not shown as due and owing on a Tax Return, have been paid or properly accrued.

            (c) Except as set forth on Schedule 3.9(c), the PED Entities have not agreed to an extension of time with respect to (i) the filing of any Tax Return which has not since been filed, (ii) the payment of any Taxes, or (iii) any limitation period with respect to the assessment of any Taxes and, in the case of (i), (ii) or (iii), no such extension of time has been agreed to on behalf of any PED Subsidiary.

            (d) Except as set forth on Schedule 3.9(d), (i) no material federal, state, local or foreign audits or other proceedings exist with regard to any Taxes or Tax Returns of the PED Subsidiaries, (ii) none of the PED Subsidiaries has received any written notice that an audit, assessment or claim or other proceeding for material deficiencies, penalties or interest is pending, threatened or proposed with respect to any Taxes due from or with respect to any of the PED Subsidiaries, or any Tax Return filed by or with respect to any of the PED Subsidiaries, and (iii) no claim in writing has been made by any Governmental Entity in a jurisdiction where the PED Subsidiaries do not file Tax Returns with respect to a particular Tax that it is or may be subject to taxation by that jurisdiction with respect to such Tax.

            (e) Except as set forth on Schedule 3.9(d), none of the PED Subsidiaries has granted or been requested to grant any waivers of any statutes of limitations applicable to any claim for Taxes. All material Tax deficiencies that have been claimed, proposed, or asserted against any PED Subsidiary have been fully paid or finally settled.

            (f) Except as set forth on Schedule 3.9(f), the PED Subsidiaries shall have no material additional liability for Taxes with respect to any Tax Return which was required by applicable Laws to be filed on or before the Closing Date, other than those reflected as liabilities (including any reserves) on the Financial Statements. The amounts reflected as liabilities on the Financial Statements (including any reserves) for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to all Pre-Closing Tax Periods.

            (g) All material Taxes that the PED Subsidiaries are required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose.

            (h) Seller filed a consolidated federal income tax return with the domestic PED Subsidiaries for the year ended January 31, 2006 and is eligible to make the Section 338(h)(10) Election with respect to domestic PED Subsidiaries.

            (i) No domestic PED Subsidiary has any material "deferred gains" with respect to any "intercompany transactions" within the meaning of Treasury Regulation Section 1.1502-13.

            (j) There are no Tax liens upon any of the assets or properties of any PED Subsidiary, except for Permitted Encumbrances.

            (k) There are no outstanding rulings of or requests for rulings with, any Tax authority with respect to the PED Subsidiaries that are, or if issued would be, binding upon Buyer for any Tax period or portion thereof ending after the Closing Date.

            (l) The PED Subsidiaries are not a party to or bound by any Tax sharing agreement, Tax indemnity obligation, allocation agreement or similar contract or practice with respect to Taxes (other than as a result of several liability imposed under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law) that shall be effective after the Closing or that shall have further effect after the Closing for any taxable year.

            (m) The PED Subsidiaries have not entered into any transactions that require disclosure under Section 6011 of the Code.

            (n) The PED Subsidiaries have not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign

Law, and are not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity.

            (o) There is no contract, arrangement, agreement or plan with respect to the PED Subsidiaries that could give rise to the payment by any PED Subsidiary, as applicable, or Buyer of any material amount that would not be deductible by reason of Section 280G of the Code or similar provisions of state, local or foreign Tax Law.

            (p) None of the PED Subsidiaries is or has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign Law), other than a group of which Seller is the common parent, and none of the PED Subsidiaries has any liability for Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law), as a transferee or successor, by contract or otherwise.

            (q) Except as set forth on Schedule 3.9(q), none of the PED Subsidiaries has made an entity classification election pursuant to Section 7701 of the Code or any comparable provision of Law.

            (r) None of the PED Subsidiaries is a member of or party to any partnership, limited liability company, joint venture or other arrangement that is treated as a partnership for United States federal income Tax purposes.

            (s) In the past two years, none of the PED Subsidiaries has been a distributing corporation within the meaning of Section 355 of the Code.

            (t) None of the PED Subsidiaries is making (nor is it required to make) any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting methods or shall be required to make such an adjustment as a result of the transactions contemplated by this Agreement. There is no application pending with any Tax authority requesting permission for any changes in any of its accounting methods for Tax purposes and no Tax authority has proposed any such adjustment or change in accounting method.

            (u) None of the PED Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of:
(i) a change in method of accounting made or required to be made for a Pre-Closing Tax Period or (ii) any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign law).

            (v) Each of the PED Subsidiaries is in compliance with Section 409(A) of the Code and has no withholding obligations related thereto.

      Section 3.10 Real Property. Schedule 3.10 lists all material real property owned or leased by each PED Subsidiary (the "Real Property"), and indicates whether the Real Property is owned or leased. Except as set forth in Schedule 3.10, each PED Subsidiary owns and has good and valid title to, or a valid and subsisting leasehold interest in, the Real Property owned or used by it, subject to Permitted Encumbrances. There are no third-parties other than the PED Subsidiaries in possession of any material portion of the Real Property, and there are no leases, subleases, licenses, concessions or other contracts granting to any party or parties the right of use or occupancy of any material portion of the Real Property.

      Section 3.11 Intellectual Property.

            (a) Schedule 3.11(a) sets forth a complete and accurate list of (i) all of the registered trademarks, registered copyrights, patents and applications for any of the foregoing that are (A) owned by any PED Subsidiary or (B) owned by Seller or any of its subsidiaries other than the PED Subsidiaries and that were conceived, created, invented or developed by or on behalf of any PED Subsidiary or its employees or that are used primarily by any PED Subsidiary (the "Registered Intellectual Property") and (ii) all material contracts under which any third party (including Seller or any of its subsidiaries other than the PED Subsidiaries) has licensed, sublicensed or otherwise authorized the use of any material intellectual property that is used by any PED Subsidiary (the "Licenses"). As of the Closing Date, the PED Subsidiaries shall be the rightful owners of all of the Registered Intellectual Property. As of immediately after the Closing Date, the PED Subsidiaries shall have the right to continue to own and use all material items of intellectual property owned or used by them in all material respects in the same manner and on the same terms and conditions as in effect immediately prior to Closing. Except as set forth in Schedule 3.11(a), there are no contractual restrictions on the right of the PED Subsidiaries to disclose or license to others any item of Registered Intellectual Property or any trade secret, know-how, unregistered trademark or service mark, copyright or domain name used by the PED Subsidiaries. All of the Registered Intellectual Property and other items of intellectual property owned by the PED Subsidiaries are free of all payment obligations and Encumbrances and are not subject to any contractual limitations or restrictions on use, subject to the Licenses and to licenses granted to third parties set forth in Schedule 3.11(a). The Registered Intellectual Property, the Licenses and the trade secrets, know-how, unregistered trademarks and service marks, copyrights and domain names used by the PED Subsidiaries constitute all of the material items of intellectual property necessary to conduct the businesses of the PED Subsidiaries as currently conducted.

            (b) To the knowledge of Seller, no third party has infringed upon or misappropriated any material Registered Intellectual Property rights, Licenses or material trade secrets, know-how, unregistered trademarks and service marks, copyrights, or domain names used by any of the PED Subsidiaries.

            (c) The PED Subsidiaries have not infringed upon or misappropriated any material intellectual property rights of third parties, and no PED Subsidiary has received any notice or other communication (whether oral or written) regarding any actual, alleged or potential such infringement or misappropriation.

      Section 3.12 Material Contracts.

            (a) Except as referred to in Schedule 3.12(a), none of the PED Subsidiaries is a party to any subsisting written contracts of the following types (each a "Material Contract"):

                  (i) employment or consulting contracts involving an amount in excess of $100,000 annually;

                  (ii) contracts involving an amount in excess of $500,000 for the future purchase of, or payment for, supplies, products or services (other than purchases of inventory in the ordinary course of business consistent with past practice);

                  (iii) contracts involving an amount in excess of $500,000 to sell or supply products or to perform services (other than sale of inventory pursuant to customer purchase orders in the ordinary course of business consistent with past practice);

                  (iv) partnership or joint venture agreements;

                  (v) collective bargaining agreements with any labor union;

                  (vi) contracts limiting or restraining any PED Subsidiary from engaging or competing in any lines of business with any Person, contracts pursuant to which a

PED Subsidiary has granted a third party exclusive rights with respect to sales of such PED Subsidiary's products, and contracts pursuant to which a third party has been granted "most favored nations" protection;

                  (vii) loan agreements, notes, mortgages, indentures, security agreements, letters of credit or other contracts for the borrowing or lending of money by any PED Subsidiary;

                  (viii) License or other agreements with respect to Registered Intellectual Property;

                  (ix) other contracts involving amounts in excess of $500,000 and which cannot be terminated within one year without material cost;

                  (x) Real Property leases; and

                  (xi) settlement agreements with respect to any pending or threatened Proceeding entered into within three years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of any PED Subsidiary in the ordinary course of business in connection with routine cessation of such employee's or independent contractor's employment with any PED Subsidiary or (B) settlement agreements for cash only (which has been paid) in an amount not exceeding $100,000 as to such settlement.

            (b) Except as set forth on Schedule 3.12(b), each PED Subsidiary has complied with its respective material obligations (as to which performance was due) under each Material Contract. To the knowledge of Seller, no event has occurred which may be grounds for termination of any Material Contract. To the knowledge of Seller, no other party is materially in default or, but for the requirements of notice or lapse of time or both, would be materially in default under any Material Contract.

      Section 3.13 Litigation. Except as set forth in or described on Schedule 3.13, no PED Subsidiary is a party to any pending or, to the knowledge of Seller, threatened litigation, arbitration, investigation, or other proceeding of or before any court, arbitrator, or governmental, regulatory, or administrative official, body, or authority, except for such litigation, arbitration, investigation or proceeding as reasonably would not, individually or in the aggregate, be expected to exceed $500,000. Furthermore, there is no pending or, to the knowledge of Seller, threatened, litigation, arbitration, investigation, or other proceeding involving any PED Subsidiary before any court, arbitrator, or governmental, regulatory, or administrative official, body, or authority that is reasonably likely to prevent or materially delay the consummation by Seller of the transactions contemplated by this Agreement.

      Section 3.14 Employee Benefits Matters.

            (a) Set forth or listed on Schedule 3.14(a) is each "employee benefit plan," as defined in Section 3(3) of ERISA and each other agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, redundancy pay, educational assistance, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits in which current or former employees of any PED Subsidiary participate, or in which any PED Subsidiary is a participating employer or with respect to which any PED Subsidiary could incur liability under
Section 4069, 4201, or 4212(c) of ERISA

(collectively, the "Benefit Plans"); provided, however, that any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee shall not be considered a "Benefit Plan" for these purposes. With respect to each Benefit Plan, the Seller has made available to Buyer a true and complete copy of the following, if any: (i) the most recent summary plan description for each Benefit Plan for which a summary plan description is required; (ii) such Benefit Plan, and each trust agreement relating to such Benefit Plan; (iii) the 2005 annual report (Form 5500) for each Benefit Plan for which such report is required to be filed; (iv) the 2005 actuarial report for the C&D Technologies Salaried Pension Plan; (v) the most recent determination letter issued by the IRS with respect to each Benefit Plan intended to qualify under Section 401(a) of the Code; (vi) as to each Benefit Plan that is in writing, the plan document and trust agreement, if any, as well as any summary plan description; and (vii) a written description of any material Benefit Plan that is not otherwise in writing.

            (b) With respect to the Assumed Benefit Plans, except as contemplated by such Benefit Plans, to the knowledge of Seller, there exists no event or condition that has or shall subject any PED Subsidiary to any liability under the terms of such Assumed Benefit Plans, ERISA, the Code, or any other applicable Law that would have a Material Adverse Effect, other than contributions, benefits or liabilities contemplated by such Assumed Benefit Plans. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability under (A) Title IV of ERISA,
(B) Sections 302 or 406 of ERISA, or (C) Sections 412, 4971 or 4975 of the Code, in each case, that would be a material liability of Buyer or the PED Subsidiaries following the Closing. Further, Seller and the ERISA Affiliates of Seller have complied in all material respects with the provisions of Section 601 et seq. of ERISA and Section

4980B of the Code and with the provisions of Section 701 et seq. of ERISA and Subtitle K of the Code, to the extent subject to those provisions of ERISA and the Code.

            (c) Except as set forth in Schedule 3.14(c), there is no Benefit Plan which is maintained or sponsored directly by any of the PED Subsidiaries which would be maintained, sponsored or assumed by, or transfer with, any of the PED Subsidiaries after Closing (whether by operation of Law or otherwise).

            (d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that it is qualified under section 401(a) of the Code and that its related trust is exempt from federal income Tax under section 501(a) of the Code. Except as set forth on Schedule 3.14(d), no event has occurred or circumstance exists that would reasonably be expected to give rise to disqualification or loss of Tax-exempt status of any such Benefit Plan or trust. Each Non-US Benefit Plan that is intended to qualify for tax-preferential treatment under applicable Law so qualifies and has received, where required, approval from the applicable Governmental Entity that it is so qualified and no event has occurred or circumstance exists that would reasonably be expected to give rise to disqualification or loss of tax-preferential treatment.

            (e) Except to the extent required under Section 601 et seq. of ERISA and Section 4980B of the Code, no Assumed Benefit Plan provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

            (f) Except as otherwise contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement shall not, in and of themselves, cause accelerated vesting, payment or delivery of, or increase the amount or value of any payment or benefit under or in connection with any Benefit Plan or constitute a "deemed severance" or "deemed termination" under any Benefit Plan otherwise with respect to, any director, officer, employee, or former director, former officer or former employee of Seller or any PED Subsidiary which would be a liability of any PED Subsidiary or Buyer. No PED Subsidiary shall as a result of the consummation of the transactions contemplated by this Agreement become obligated to make, any payments that could be nondeductible by reason of Section 280G of the Code (without regard to subsection (b)(4) thereof), nor shall any PED Subsidiary be required to "gross up" or otherwise compensate any individual because of the imposition of any excise Tax on such a payment to the individual.

      Section 3.15 Employees and Labor Relations.

            (a) Schedule 3.15(a) contains a list, as of April 30, 2007, of the names and positions of all employees of the PED Subsidiaries. Each PED Subsidiary has complied in all material respects with all requirements of Law relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits and collective bargaining, the payment of social security and similar Taxes and occupational safety and health.

            (b) Schedule 3.15(b) sets forth a true and complete list of each works council, union or other labor organization which has to be notified or consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement and each collective bargaining agreement which has any material impact on the terms and conditions of employment with respect to the employees of the PED Subsidiaries.

            (c) Since May 1, 2004, there has not been, there is not presently pending or existing, and to the knowledge of Seller there is not threatened, any material strike, slowdown, picketing, employee grievance process or other work stoppage or labor dispute involving the PED Subsidiaries. There is no lockout of any employees by the PED Subsidiaries, and the PED Subsidiaries contemplates no such action.

            (d) Except as set forth on Schedule 3.15(d), since May 1, 2004, no PED Subsidiary has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state or local Law. Schedule 3.15(d) sets forth an accurate and complete list of all individuals whose employment with the PED Subsidiaries has terminated during the 90-day period prior to the date of this Agreement.

            (e) To Seller's Knowledge, no key managerial or technical employees of the PED Subsidiaries, and no material group of employees of the PED Subsidiaries, have indicated their intention to terminate their employment with the PED Subsidiaries following or in connection with the consummation of the transactions contemplated by this Agreement.

      Section 3.16 Absence of Changes or Events. Except as set forth in Schedule 3.16, since the date of the Reference Balance Sheet, there has not occurred any event or condition that, individually or in the aggregate, has had a Material Adverse Effect. Except as set forth in Schedule 3.16 and except for the offering of the PED Subsidiaries for sale, since the date of the Reference Balance Sheet, Seller has caused the business of the PED Subsidiaries to be conducted in the ordinary course of business, consistent with past practice.

      Section 3.17 Compliance with Laws.

            (a) Each PED Subsidiary is, and at all times since May 1, 2004 has been, in compliance in all material respects with each, and is not in material violation of any, applicable Law and has not failed in any material respect to obtain or adhere to the requirements of any material license, permit, or other governmental authorization necessary for the ownership of the assets and properties or for the conduct of its businesses, except where such violation of applicable Law or failure to obtain or adhere to the requirements of any license, permit or other governmental authorization reasonably would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

      Section 3.18 Environmental. Except as referred to in Schedule 3.18 (or except as reasonably would not be expected to have a Material Adverse Effect):

            (a) each PED Subsidiary is, and at all times, since May 1, 2004 has been, in compliance with all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Entities that are required under any Environmental Law for the operations of such PED Subsidiary as presently conducted;

            (b) each PED Subsidiary is in compliance with all Environmental
Laws;

            (c) neither Seller nor any PED Subsidiary has received since May 1, 2004 any actual or, to Seller's Knowledge, threatened order, notice or other communication relating to environmental compliance from (i) any Governmental Entity or (ii) the current or prior owner or operator of any properties and assets in which a PED Subsidiary had or has an interest;

            (d) there are no pending or, to Seller's knowledge, threatened claims, liens, encumbrances or other restrictions arising under any Environmental Law with respect to or affecting any properties and assets (whether real, person or mixed) in which the PED Subsidiaries have or had an interest; and

            (e) there are no conditions, circumstances, activities, incidents, actions or omissions relating to or affecting any PED Subsidiary that are reasonably likely to give rise to any material liability under any Environmental Law.

      Section 3.19 Title to Assets. Except as set forth on Schedule 3.19, each PED Subsidiary has good and valid title to all of its owned material assets and properties (real, personal, and mixed), in each case free and clear of liens, pledges, security interests, and other encumbrances of every kind, except for
(a) liens for Taxes and assessments not yet due and payable, (b) liens for Taxes, assessments, and other charges, if any, the validity of which is being contested in good faith by appropriate action, (c) liens of employees and laborers for current wages not yet due, and (d) restrictions and encumbrances (including, solely with respect of Real Property, easements, rights-of-way, licenses, utility agreements, restrictions, and other similar matters of record) not materially affecting the present use or value of such assets or properties (collectively, the "Permitted Encumbrances"). As of the Closing Date, the PED Subsidiaries or other subsidiaries of Buyer to which the Transferred Assets are transferred on or prior to Closing in accordance with this Agreement shall have good and valid title to all of the owned material Transferred Assets, in each case free and clear of liens, pledges, security interests and other encumbrances of every kind, except for Permitted Encumbrances.

      Section 3.20 Sufficiency of Assets. Assuming all required consents of third persons are obtained and that the Transferred Assets are transferred on or prior to the Closing Date in accordance with Section 5.14, the tangible assets owned or leased by the PED Subsidiaries, the Registered Intellectual Property, the Licenses and the trade secrets, know-how, unregistered trademarks and service marks, copyrights, and domain names owned by or licensed to the PED Subsidiaries, and the rights of the PED Subsidiaries under the contracts and agreements to which they are a party together constitute all of the material tangible and intangible assets, rights and properties necessary to operate and conduct the PED Business in all material respects in the manner as is now being conducted by Seller and its affiliates.

      Section 3.21 Bank Accounts. Schedule 3.21 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any PED Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature with respect to its business and (b) the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

      Section 3.22 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 3.22, since the date of the Reference Balance Sheet, no PED Subsidiary has incurred any material liabilities or obligations, except for liabilities and obligations (a) reflected on the Reference Balance Sheet or the Financial Statements and not previously paid or discharged, (b) that would not be required to be reflected on financial statements prepared in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied in the same manner as used in the preparation of the Financial Statements, (c) incurred since the date of the Reference Balance Sheet in the ordinary course of business consistent with past practice, (d) that reasonably would not be expected to have a Material Adverse Effect, or (e) that shall be included in the calculation of Closing Working Capital. As of the date hereof, there is no pending, or to the knowledge of Seller, threatened claim by any director or officer for indemnification by any PED Subsidiary.

      Section 3.23 Insurance. All material insurance policies of each PED Subsidiary are set forth on Schedule 3.23 and have been and are in full force and effect, all insurance premiums due thereon have been paid in full when due, and no notice of cancellation or termination has been issued or received by such PED Subsidiary.

      Section 3.24 Product Warranty and Liability Claims. Except for matters subject to reserves for product warranty or product liability reflected in the accounting books and records of or related to the PED Subsidiaries and matters that reasonably would not, individually or in the aggregate, be expected to have a Material Adverse Effect,
(a) each product manufactured, sold, leased or delivered by any PED Subsidiary at all times on or prior to the Closing Date has been in conformity in all material respects with all applicable contractual commitments and all express warranties, (b) no PED Subsidiary has any material liability for replacement or repair thereof or other damages in connection therewith and (c) there are no pending or, to the knowledge of Seller, threatened claims against any PED Subsidiary arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any PED Subsidiary.

      Section 3.25 Relationships with Related Persons. Except as set forth on
Schedule 3.25, neither Seller nor any Related Person of Seller or, to the knowledge of Seller any Related Person of the PED Subsidiaries has, or since May 1, 2004 has had, any material interest in any material property (whether real, personal or mixed and whether tangible or intangible) used in or necessary to the conduct of the PED Business as presently conducted or, any material contract with, or material claim or right against, any PED Subsidiary, excluding commercial contracts for the purchase and sale of products or services entered into on substantially arms-length terms in the ordinary course of business.

      Section 3.26 No Brokers. Except for UBS Investment Bank, whose fees and expenses are the sole responsibility of Seller, no broker or finder has acted directly or indirectly for Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements, or understandings made by or on behalf of Seller.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      Section 4.1 Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Japan. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      Section 4.2 No Conflicts; Consents.

            (a) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Buyer under, any provision of (i) the corporate organizational documents of Buyer, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer is a party or by which its properties or assets are bound, or (iii) except for the exceptions set forth in paragraph (b) below, any material Law applicable to Buyer or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not materially impair the ability of Buyer to consummate the transactions contemplated hereby.

            (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act and any applicable foreign antitrust and competition laws,
(ii) those that may be required solely by reason of Seller's (as opposed to any other third party's) participation in the transactions contemplated hereby, and
(iii) those the failure of which to obtain or make, individually or in the aggregate, would not materially impair the ability of Buyer to consummate the transactions contemplated hereby.

      Section 4.3 Securities Act. The Shares and LLC Interests purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the regulations thereunder. Buyer shall not offer to sell or otherwise dispose of such Shares or LLC Interests so acquired by it in violation of any of the registration requirements of the Securities Act.

      Section 4.4 Availability of Funds. Buyer has cash available or has presently existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement.

      Section 4.5 No Brokers. Except for Nomura Securities, whose fees and expenses are the sole responsibility of Buyer, no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements, or understandings made by or on behalf of Buyer.

      Section 4.6 Due Diligence.

            (a) Buyer is an informed and sophisticated purchaser and is experienced in the evaluation and purchase of companies such as the PED Entities. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Shares and LLC Interests and is capable of bearing the economic risks of such investment. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on its own independent investigations as of this date and upon the representations and warranties and covenants in this Agreement. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information, including the Due Diligence Materials, as it has deemed necessary to enable it to make a decision with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder.

            (b) Buyer acknowledges that neither Seller nor any PED Subsidiary, nor any of their representatives or affiliates, except as expressly set forth in
Article III of this Agreement, has made any representation or warranty as to the prospects, financial or otherwise, of the PED Entities and that the sale of the PED Entities effected through the sale of the Shares and LLC Interests pursuant to this Agreement is on an "AS IS" and "WHERE IS" basis. Buyer agrees to accept the PED Entities as they exist on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller or the PED Entities, or any of their representatives or affiliates, except as expressly set forth in Article III of this Agreement.

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 Confidentiality and Announcements. Except as provided below in this Section 5.1, neither Party, nor any of their respective affiliates, shall publicly disclose the execution, delivery or contents of this Agreement other than (a) with the prior written consent of the other Party, or (b) as required by any applicable Law, the applicable rules of any stock exchange, or any Governmental Entity upon prior notice to the other Party. Buyer and Seller shall agree with each other as to the form, timing and substance of any press release or public disclosure related to this Agreement or the transactions contemplated hereby, provided, however, that (i) such agreement shall not be unreasonably withheld or delayed, and (ii) nothing contained herein shall prohibit Buyer or Seller, following notification and consultation with the other Party, of an obligation to disclose, from making any such disclosure if required by any applicable Law, the applicable rules of any stock exchange or any Governmental Entity. Notwithstanding the foregoing, Seller, in consultation with Buyer, shall be permitted to disclose the existence of this Agreement (but not the terms or provisions) to those of its customers, suppliers and sales representatives with whom Seller has entered into a non-disclosure agreement.

      Section 5.2 Expenses. Regardless of whether any or all of the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, Buyer and Seller shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including legal, accounting, brokerage and other fees and expenses.

      Section 5.3 Regulatory Matters; Third Party Consents.

            (a) Buyer and Seller shall, and Seller shall cause the PED Subsidiaries to, cooperate with each other and (i) shall use their reasonable best efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each Governmental Entity that are necessary or advisable to consummate the transactions contemplated by this Agreement, and (ii) shall use their reasonable best efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of such Governmental Entity that is necessary or advisable to consummate the transactions contemplated by this Agreement.

            (b) Buyer and Seller shall, and Seller shall cause the PED Subsidiaries to, cooperate with each other and (i) shall use their reasonable best efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each third party (other than a Governmental Entity) that are necessary or advisable to consummate the transactions contemplated by this Agreement, including specifically the consent of Seller's lenders as provided in Section 7.3(b), and (ii) shall use their reasonable best efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of such third party that is necessary or advisable to consummate the transactions contemplated by this Agreement; provided, however, that such cooperation shall not include any requirement of either Party or its affiliates (including the PED Subsidiaries) to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

            (c) Buyer and Seller shall have the right to review in advance, and shall consult with each other with respect to, in each case subject to applicable Laws relating to the exchange of information, any filing made with, or written materials submitted to, any Governmental Entity or any other third party in connection with the transactions contemplated by this Agreement. Buyer and Seller shall consult with each other with respect to the obtaining of any permit, consent, approval or authorization of a Governmental Entity or other third party necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other apprised of the status of obtaining any such permit, consent, approval or authorization. The Party responsible for any such filing shall promptly deliver to the other Party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The Party responsible for a filing shall keep the other Party apprised of the receipt of each notice, order, opinion and other item of correspondence received from or sent to any Governmental Entity by such filing Party in respect of any such application. In exercising the foregoing rights and obligations, Buyer and Seller shall act reasonably and promptly.

            (d) Buyer and Seller shall, and Seller shall cause the PED Subsidiaries to, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Buyer, Seller and/or any PED Entities to or with any Governmental Entity in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

            (e) Buyer and Seller shall, and Seller shall cause the PED Entities to, promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this

Agreement that causes such Party to believe that there is a reasonable likelihood that any requisite regulatory approval shall not be obtained or that the receipt of any such approval shall be materially delayed.

            (f) HSR Act. Notwithstanding anything to the contrary contained herein, if Buyer and Seller have not previously made the hereinafter referenced filing, they shall make an appropriate filing of notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days after the date hereof. Buyer and Seller shall furnish each other all such necessary information and reasonable assistance as the other may request in connection with its preparation of the necessary filings or submissions under the HSR Act. Buyer and Seller shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Buyer and Seller shall provide each other with copies of all correspondence, filings or communications, including file memoranda evidencing telephone conferences with representatives of the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or other Governmental Entities or members of their respective staffs, with respect to the transactions contemplated by this Agreement, except for documents filed pursuant to Item 4(c) of the Notification and Report Form or communications regarding the same. Buyer and Seller agree to use their reasonable best efforts to obtain early termination of the waiting period under the HSR Act and obtain any necessary approvals or permits in connection therewith. Each of Seller and Buyer shall bear one half of the filing fee associated with any HSR Act filings made pursuant to this Section 5.3(f).

      Section 5.4 Further Assurances. Each of the Parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

      Section 5.5 Access. Until the earlier of the Closing or the termination of this Agreement, Seller shall furnish such information concerning the PED, its business, properties, financial condition, operations and personnel as Buyer or its advisors may from time to time reasonably request, and Seller shall cause the PED Entities to afford to Buyer and to the officers, employees and other representatives of Buyer for purposes of transition planning, reasonable access upon reasonable notice during normal business hours during the period prior to the Closing Date to all of the PED Entities' properties, books, contracts, commitments and records during such period.

      Section 5.6 Preservation of Business.

            (a) From the date of this Agreement to the Closing Date, Seller shall cause each PED Subsidiary to conduct its business only in the ordinary course of business and use its reasonable commercial efforts to preserve in all material respects its business organization, assets, employment relationships, and relationships with customers, strategic partners, suppliers, distributors, landlords and others doing business with it.

            (b) From the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement, Seller shall use its reasonable commercial efforts to cause the PED Subsidiaries not to do any of the following without the prior consent of Buyer (which consent shall not be unreasonably withheld or delayed):

                  (i) merge with, enter into a consolidation with or acquire an interest of five percent or more in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any assets other than in the ordinary course of business consistent with past practice;

                  (ii) sell, lease or otherwise transfer any property or assets to any Person, except in the ordinary course of business consistent with past practice, or, except as provided in paragraph (iii) below, purchase, lease or otherwise acquire any property or assets from, any Person, except in the ordinary course of business consistent with past practice;

                  (iii) except to the extent contemplated by the PED Entities' existing capital budgets, copies of which have been provided to Buyer, make any capital expenditure or commitment for any capital expenditure, in either case in excess of $100,000 in the aggregate;

                  (iv) other than in the ordinary course of business consistent with past practice, incur indebtedness for money borrowed or guarantee or otherwise become responsible for any indebtedness for money borrowed of, or otherwise incur such indebtedness on behalf of, any Person (other than accruing interest in connection with existing indebtedness);

                  (v) make any loan, advance or capital contribution to, or investment in, any other Person, other than another PED Subsidiary;

                  (vi) amend or restate its certificate of incorporation or bylaws or operating agreement, as applicable;

                  (vii) make any change in accounting methods, principles or practices, except insofar as may be contemplated by this Agreement or required by Law or regulation or by a change in applicable accounting principles;

                  (viii) make or change any Tax election or settle any Tax
Action;

                  (ix) adopt or amend any employee benefit plan or enter into, adopt, extend, renew or amend any collective bargaining agreement or other Material Contract with any labor organization, union or association, except in each case as required by applicable Law or as may be desirable or necessary to comply with Code Section 409A, or to comply with this Agreement;

                  (x) grant to any officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements;

                  (xi) cancel any indebtedness for borrowed money owed to the PED Subsidiary or, other than in the ordinary course of business consistent with past practice, waive any claims or rights of substantial value;

                  (xii) sell, lease, license or otherwise dispose of any of its assets, except as contemplated hereby or in the ordinary course of business consistent with past practice at fair value;

                  (xiii) enter into any Material Contract not in the ordinary course of business consistent with past practice;

                  (xiv) settle any Action for an amount in excess of $100,000 individually or $250,000 in the aggregate; or

                  (xv) agree to take any of the foregoing actions.

      Section 5.7 Employee Benefits Matters.

            (a) The Parties acknowledge that the transactions contemplated under this Agreement shall not, by themselves, constitute a termination of employment of any employee of the PED Subsidiaries (other than for purposes of entitlement to continued participation in the Benefit Plans to the extent provided therein). After the Closing, Buyer shall cause the PED Subsidiaries to pay and discharge all liabilities and obligations for severance or other liabilities and obligations related to the termination of employment of any employees of the PED Subsidiaries who are employed immediately prior to the Closing Date (including employees who, immediately prior to the Closing Date, are on vacation, jury duty, short-term disability, family leave or other approved absence from work) and are employed by the PED Subsidiaries immediately after the Closing ("Covered Employees"), including severance obligations arising under any written employment or other agreement. After the Closing, Buyer shall cause the PED Subsidiaries to pay and discharge all liabilities and obligations to provide any required notice under the WARN Act, or any similar federal or state Law, and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act or similar applicable Law) or similar event affecting the Covered Employees of the PED Subsidiaries.

            (b) From the Closing Date until December 31, 2007, Buyer shall provide, or shall cause one of its affiliates to provide, to all Covered Employees compensation, employee benefits and terms and conditions of employment that are, in the aggregate, not less favorable to such Covered Employees and their covered dependents, where applicable, as those in effect immediately prior to the Closing Date. Notwithstanding the foregoing, Buyer shall not be obligated to provide Covered Employees with the right to participate in any defined benefit pension plan or to provide equity or equity-based compensation, in the form of stock options, restricted stock or similar compensation, to any Covered Employee and any such defined benefit pension plan or equity or equity-based compensation provided to Covered Employees prior to Closing shall not be included for purposes of determined whether benefits provided to Covered Employees after the Closing Date are in the aggregate, not less favorable to such Covered Employee and his or her covered dependents as those in effect immediately prior to the Closing

Date. Seller further acknowledges that certain Covered Employees currently eligible to participate in the C&D Technologies Savings Plan shall after the Closing Date instead be permitted to participate in the Datel, Inc. Savings and Investment Plan and agrees that such participation is consistent with Buyer's obligations under this Section 5.7(b).

            (c) Except with respect to the Assumed Benefit Plans or as provided in provided in Section 5.7(a), the Parties expressly agree that none of Buyer, the Buyer's affiliates or any of the PED Subsidiaries shall assume, or have any obligation or liability whatsoever (whether for payments of benefits or otherwise) with regard to any Benefit Plan (including, without limitation, any "retention letters" under which amounts may be payable to employees of Seller in connection with the consummation of the transactions contemplated by this Agreement). Except for the Assumed Benefit Plans or as otherwise provided in
Section 5.7(a), the Parties expressly agree that Buyer shall not be responsible for all such non-assumed obligations or liabilities. Buyer agrees to provide Seller with a list, as of the six-month anniversary of the Closing Date, of all employees of the PED Subsidiaries entitled to payments from Seller under such "retention letters" who continue to be employed by the PED Subsidiaries as of such date.

            (d) Except with respect to Assumed Benefit Plans, or as otherwise provided in the Transition Services Agreement, all Benefit Plans in which any PED Subsidiary is a participating employer shall be amended so that at Closing, all employees of the PED Subsidiaries shall cease active participation in such plans, and the PED Subsidiaries shall cease to constitute participating employers in such plans, or to serve in a fiduciary position with respect to any such plan or arrangement. Seller shall cause each Covered Employee of the PED

Subsidiaries to become fully vested as of the Closing Date in all rights and benefits under the Benefit Plans which are intended to be qualified under
Section 401(a) of the Code.

            (e) After the Closing, Buyer agrees to use its reasonable best efforts to facilitate a rollover of any eligible rollover distribution (as defined in section 401(a)(31) of the Code) received by an employee of the PED Subsidiaries from the C&D Technologies Savings Plan (including up to two loans notes) into the Datel, Inc. Savings and Investment Plan. If the roll-over includes loan notes, it must be initiated by the employee within 75 days after the Closing and otherwise in accordance with applicable Law. In such event, it shall be the obligation of Buyer to collect any unpaid installments of principal or interest on such notes after such transfer.

            (f) After the Closing, Buyer shall or shall cause the appropriate affiliate of Buyer to give credit for employment with a PED Subsidiary prior to the Closing Date to the extent (i) relevant under Buyer's employee benefit plans, programs and arrangements (ii) credited by the Seller for purposes of a comparable plan in which the applicable employee participated immediately prior to the Closing Date, and (iii) permitted by applicable Law, provided, however, that nothing herein shall require Buyer or its affiliates to grant credit to the extent that such credit would result in an accrual of benefits for periods prior to the Closing Date or in a duplication of benefits. After the Closing, Buyer agrees, for the purposes of providing group medical, health and hospitalization benefits, to give or cause to be given credit toward the current calendar year limits in Buyer's plans for deductible and co-payment amounts paid by employees of PED Subsidiaries under similar plans of the PED Subsidiaries for that portion of the calendar year prior to the Closing.

            (g) Seller shall take all reasonable actions necessary or appropriate so that, effective as of the Closing, (i) the account balances (whether positive or negative) of Covered Employees under Seller's flexible spending arrangements shall be transferred to one or more comparable plans of the Buyer or its affiliate (collectively, the "Buyer Flex Plans"), (ii) the elections, contribution levels and coverage levels of the Covered Employees shall apply under the Buyer Flex Plans in the same manner as under the Seller's flexible spending arrangements and (iii) the Covered Employees shall be reimbursed from the Buyer Flex Plan for claims incurred, but not yet paid, at any time during the plan year of the Seller's flexible spending arrangements in which the Closing Date occurs and submitted to the Buyer Flex Plan from and after the Closing Date substantially on the same basis, terms and conditions as under the Seller's flexible spending arrangements.

            (h) Nothing expressed or implied herein shall confer upon any past or present employee of the PED Subsidiaries, or his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including any rights to employment or continued employment with Buyer, Seller or any PED Subsidiary or any of their successors or affiliates; nor shall Seller, Buyer or the PED Subsidiaries or their affiliates be precluded or prevented from terminating or amending any Benefit Plan.

      Section 5.8 No Additional Representations. Buyer acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Seller and PED Entities which it and its representatives have desired or requested to see and/or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of Seller and the PED Entities to discuss the business, assets, liabilities, financial condition, cash flow and operations of the PED Entities. Buyer acknowledges that none of Seller, the PED Entities or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information (including any projections, estimates or budgets of future revenues, expenses or expenditures or of future results of operations) regarding the PED Entities furnished or made available to Buyer and its representatives or any other matter, except as expressly set forth in this Agreement or the Schedules hereto, and none of Seller, the PED Entities or any other Person shall have or be subject to any liability to Buyer (including any liability under Article VIII) or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Memorandum, dated February 2007, the Confidentiality Agreement, any Due Diligence Materials, management presentations or in any other form in respect or expectation of the transactions contemplated hereby.

      Section 5.9 Credit Support.

            (a) Buyer acknowledges that in the course of the conduct by the PED Subsidiaries of their businesses, Seller and its subsidiaries (other than the PED Subsidiaries) have entered into various arrangements (i) in which guarantees (including of performance under contracts or agreements), letters of credit or other credit arrangements, including surety and performance bonds and deposits, were issued by or for the account of Seller and its subsidiaries (other than the PED Subsidiaries) for the benefit of the PED Subsidiaries or (ii) in which Seller and its subsidiaries (other than the PED Entities) are the primary or secondary obligors on debt instruments or financing or other contracts or agreements, in any such case to support or facilitate business transactions of the PED Subsidiaries. Such arrangements by such parties are hereinafter referred to as the "Credit Support Arrangement" and are set forth on Schedule 5.9.

            (b) Seller and Buyer shall cooperate with each other with a view to entering into arrangements effective as of the Closing whereby Buyer or one of its affiliates shall be substituted for Seller or its subsidiaries (other than the PED Subsidiaries) with respect to each of the Credit Support Arrangements, and Buyer shall use its reasonable commercial efforts to effect such substitutions at Closing. If such substitution cannot be effected in accordance with this Section 5.9 prior to the Closing Date with respect to any Credit Support Arrangement, Buyer shall cause the applicable PED Subsidiary party to such Credit Support Arrangement to continue the Credit Support Arrangement in place in accordance with its terms and Buyer shall indemnify Seller against any and all liabilities, obligations and Losses arising out of or in connection with such Credit Support Arrangement. Seller and Buyer shall continue to cooperate with each other following the Closing Date with respect to completing the substitution of Buyer or one of its affiliates with respect to any Credit Support Arrangements for which substitution is not completed prior to the Closing Date.

      Section 5.10 Record Retention. Buyer shall retain all books and records of the PED Entities for that period required under applicable Law and shall make such books and records available to Seller upon its reasonable request. Buyer may require that Seller enter into a reasonable confidentiality agreement in customary form in a connection with providing Seller with access to such books and records.

      Section 5.11 Litigation Support. In the event and for so long as any Party is actively contesting or defending against any Action in connection with (a) any transaction contemplated by this Agreement (other than an Action by one Party against the other Party) or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving a PED Subsidiary or the PED, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest (subject to limitations in respect of confidentiality restrictions and attorney-client privilege and limitations reasonably imposed by the Party providing access in respect of information which is competitive or sensitive in nature as to the businesses, assets or operations other than the business of the PED Entities). All reasonable direct out-of-pocket costs and expenses of the Party requested to provide such litigation support shall be paid or reimbursed by the requesting Party.

      Section 5.12 Payment of Debt. Except as set forth on Schedule 5.12, Seller shall pay or cause to be satisfied or released, or shall cause the PED Entities to pay, satisfy or to procure the release from, all of the PED Subsidiaries' Debt as of the Closing Date together with all related Encumbrances, other than Permitted Encumbrances. The term "Debt" means (i) all indebtedness for borrowed money, (ii) all indebtedness secured by any lien on property owned subject to such lien whether or not the indebtedness secured has been assumed and (iii) all capital leases (other than the Real Property Leases) including, without limitation, all amounts representing the capitalization of rentals in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP. Seller shall cause to be retained in bank accounts to which the PED Subsidiaries shall have access after the Closing Date an amount in cash or other immediately available funds equal to the sum of
(i) the outstanding balance as of the Closing of the Debt referred to on
Schedule 5.12, including all outstanding principal and interest thereon through and including the Closing Date, and (ii) $2,000,000. Such cash and Debt shall be excluded for purposes of calculating the Closing Working Capital in accordance with Section 1.3.

      Section 5.13 Payment of Intercompany Receivables/Payables. Seller shall cause all receivables and payables between Seller and its affiliates (other than the PED Subsidiaries) and a PED Subsidiary to be paid and/or satisfied as of the Closing Date.

      Section 5.14 Transfer of Certain Subsidiaries and Assets. At least two business days prior to the Closing Date, Seller shall cause (a) all of the shares of capital stock and other securities of the subsidiaries set forth on
Schedule 5.14(a) (collectively, the "Transferred Subsidiaries") to be transferred to a subsidiary of Seller other than a PED Subsidiary and (b) all of the assets, rights, contracts, agreements, licenses, leases, shares and properties set forth on Schedule 5.14(b) (collectively, the "Transferred Assets") to be assigned and transferred, without additional consideration, to one or more entities designated by Buyer at least five business days prior to the Closing Date. Seller shall be responsible for any income, transfer and other Taxes arising out of the assignment and transfer of the Transferred Subsidiaries and Transferred Assets pursuant to this Section 5.14. All documentation in connection with the foregoing transactions shall be reasonably acceptable in form and substance to Buyer.

      Section 5.15 Noncompetition and Nonsolicitation.

            (a) From the date of this Agreement until the fifth anniversary of the Closing Date, Seller shall not, and shall not cause or permit any of its subsidiaries (other than the PED Subsidiaries prior to the Closing Date) to, engage, directly or indirectly, in the development, manufacture, distribution or sale of any product of the type heretofore developed, manufactured, distributed or sold by any of the PED Subsidiaries as of the date of this Agreement, but excluding electrical components and electronic products incorporated in or sold with or as accessories for industrial batteries (collectively, "Competitive Products").

            (b) From the date of this Agreement until the second anniversary of the Closing Date, Seller shall not, and shall not cause or permit any of its subsidiaries to solicit to hire or hire (as an employee, consultant or independent contractor) any individual employed by any of the PED Subsidiaries as of the date of this Agreement. Seller shall not be deemed to have violated the foregoing covenant as a result of any general employment solicitation or advertisement not directed primarily at employees of Buyer or any of its subsidiaries so long as no employees of Buyer or its subsidiaries responding to such solicitation or advertisement are hired by Seller or its subsidiaries.

            (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.15 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and this Agreement shall be enforceable as so modified.

            (d) Seller acknowledges that Buyer may not have an adequate remedy at law in the event of the violation of the covenant contained in this Section
5.15 and agrees that Buyer may be entitled to enforce its rights under this
Section 5.15 specifically without the requirement of posting any bond or other indemnity.

      Section 5.16 Advance Payments and Deposits. To the extent any PED Subsidiary receives after the date of this Agreement any advance payment or deposit under any customer contract and all or any portion of such advance payment or deposit has not been used to purchase inventory or for other purposes in connection with the contract under which it is received prior to the Closing Date, Seller shall cause to be retained in bank accounts to which the PED Subsidiaries shall have access after the Closing Date an amount in cash or other immediately available funds equal to the aggregate amount of such remaining portion of the foregoing advance payments and deposits so received between the date of this Agreement and the Closing Date.

                                   ARTICLE VI

                                   TAX MATTERS

      Section 6.1 Tax Returns and Tax Payments.

            (a) Seller shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the PED Subsidiaries for all Pre-Closing Tax Periods (to the extent Seller has not already done so). Such Tax Returns shall be prepared using accounting methods and other practices that are consistent with those used by the Seller in prior Tax Returns. Seller shall pay all costs of preparation of such Tax Returns and any Taxes shown as due thereon.

            (b) Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the PED Subsidiaries for Straddle Periods and shall pay all Taxes associated with such Tax Returns. Buyer shall prepare such Tax Returns in a manner consistent with the prior practices of Seller and the PED Subsidiaries, shall provide such Tax Returns to Seller for review and comment at least 20 days prior to their filing, and shall not file such Tax Returns without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

            (c) With respect to any Straddle Period, Seller and Buyer shall, to the extent permitted by applicable Law, elect to treat the Closing Date as the last day of the taxable year or period of the PED Subsidiaries, and shall apportion any Taxes arising out of or relating to a

Straddle Period between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period that begins after the Closing Date. Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be determined as follows: (i) Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real, personal, tangible or intangible) (but excluding Taxes of the types referred to in Section 6.4 below) shall be based on an interim closing of the books as of the close of business on the Closing Date, and (ii) all other Taxes shall be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period.

            (d) Neither Buyer nor any of its affiliates (including the PED Subsidiaries following the Closing Date) shall file any amended Tax Returns for any Pre-Closing Tax Periods without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

      Section 6.2 Tax Indemnification.

            (a) Seller shall indemnify Buyer and its affiliates from and against, and shall pay Buyer and its affiliates the monetary value of any and all Losses incurred or suffered by Buyer and its affiliates directly or indirectly caused by or resulting from: (a) any Taxes of any PED Subsidiary with respect to any Pre-Closing Tax Period, (b) any Taxes imposed on Seller with respect to its ownership of the Shares and the LLC Interests, (c) any Taxes of any PED Subsidiary that are allocable under Section 6.l(c) with respect to any Straddle Period, to the portion of the Straddle Period ending on the Closing Date, and (d) any Taxes relating to any member of an affiliated group with which any PED Subsidiary has filed a Tax Return on a consolidated, combined or unitary basis with respect to Pre-Closing Tax Periods.

            (b) All amounts paid by Seller by reason of Section 6.2(a) and
Article VIII shall be treated to the extent permitted under applicable Law as adjustments to the Purchase Price for all Tax purposes.

      Section 6.3 Cooperation. Buyer and Seller shall, and each shall cause its affiliates to, provide to the other such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return or in conducting any Tax Proceeding.

      Section 6.4 Transfer Taxes. All transfer, documentary, sales, use, real property transfer, stock transfer, recording, stamp, registration and other similar Taxes and fees (including penalties and interest) incurred in connection with this Agreement shall be borne equally by Buyer and Seller when due. Each of Buyer and Seller shall prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property transfer, stock transfer, recording, stamp, registration and other similar Taxes and fees, that such party (or its affiliates) is obligated to prepare and file under applicable Law and shall pay, or cause to be paid, all Taxes shown as due thereon.

      Section 6.5 Tax Elections.

            (a) Without the prior written consent of Seller (which shall not be unreasonably withheld, delayed or conditioned in the case of any non-United States PED Subsidiary), neither Buyer nor any of its affiliates (including the PED Subsidiaries) shall make the election under Section 338(g) of the Code with respect to the PED Subsidiaries.

            (b) At Buyer's request within sixty (60) days after the Closing Date, Seller shall join with Buyer in making an election under Section 338(h)(10) of the Code and Section

1.338(h)(10)-1 of the Treasury Regulations and any comparable provision of other Tax Law) with respect to the purchase of the issued and outstanding capital stock of Datel, Dynamo and DAC consummated pursuant to this Agreement (the "Section 338(h)(10) Election"). Seller and Buyer shall cooperate with each other to take all actions necessary and appropriate (including filing all forms, Tax Returns, elections, schedules and documents) as may be required to effect and preserve the Section 338(h)(10) Election. Within forty-five (45) days after final determination of the Closing Working Capital in accordance with Section 1.3, Seller shall prepare a schedule reflecting the allocation of the Purchase Price (as adjusted, if applicable) and other items required to be taken into account for Tax purposes among the PED Subsidiaries and among PED's assets in a manner consistent with Section 338 of the Code and all regulations promulgated thereunder (the "Allocation Schedule"). Buyer and Seller shall each prepare and timely file IRS Form 8883 (and any comparable forms pursuant to other Tax Law) in accordance with the Allocation Schedule ("Forms 8883"). The Parties shall report, and shall cause their affiliates to report, the transactions contemplated by this Agreement for Tax purposes in accordance with the Forms 8883, and shall not take (or cause any affiliate to take) any position or action inconsistent therewith unless otherwise required by applicable Law or adjustment following audit.

            (c) Buyer shall provide Seller with properly completed copies of IRS Form 8023 reflecting the Section 338(h)(10) Election, and any similar form provided for under any other provisions of Tax Law ("Election Forms"), no later than ninety (90) days before the due date for the filing of such Election Forms. Subject to the requirements of Law, Seller shall cause to be executed and shall deliver such Election Forms to Buyer within forty-five (45) days after receipt of such forms from Buyer.

            (d) Seller shall be responsible for determining the amount of the "Section 338(h)(10) Gross-Up Payment," which is the amount of incremental Taxes payable by Seller as a result of the Section 338(h)(10) Election and additional Taxes payable by Seller as a result of consideration paid to Seller for such incremental Taxes payable. For the avoidance of doubt, the Section 338(h)(10) Gross-Up Payment represents the sum of (1) the amount of federal, state, local and foreign income Taxes payable by Seller if a Section 338(h)(10) Election were made, less the amount of federal, state, local and foreign income Taxes payable by Seller if a Section 338(h)(10) Election were not made and (2) the Tax gross up amount, which is calculated by taking the amount in (1) above and multiplying such amount by 0.666. For purposes of this Section 6.5(d), Taxes refer to actual Taxes paid or payable, or Tax attributes generated or used (including capital loss carryforwards and net operating loss carryforwards), regardless of the likelihood of their realizability.

            (e) Buyer shall have the right to review Seller's estimate of the
Section 338(h)(10) Gross-Up Payment and may engage an independent accounting firm of its choice to assist with such review. If Buyer disagrees with Seller's estimate of the Section 338(h)(10) Gross-Up Payment and Buyer and the Seller cannot come to agreement as to the amount of such payment, the Parties shall submit the matter for resolution to an independent accounting firm (the "Accounting Firm") mutually agreeable to the Parties. The Parties shall use their reasonable best efforts to obtain the decision of the Accounting Firm within thirty (30) days after the date the matter is submitted for resolution, and such decision shall be final and binding.

            (f) No later than thirty (30) days prior to (1) the date that Seller is required to make an estimated payment, if any, of income Taxes after the Closing Date, with such estimated payment taking into account the transactions under this Agreement and the Section 338(h)(10)

Election, or (2) the due date of Seller's federal income Tax Return for the taxable year which includes the transactions under this Agreement and the
Section 338(h)(10) Election, whichever date occurs earlier, Seller shall deliver to Buyer written request for remittance of the Section 338(h)(10) Gross-Up Payment. Buyer shall pay to Seller the Section 338(h)(10) Gross-Up Payment within ten (10) days after receipt of Seller's request for payment as set forth in this Section 6.5(f). The Section 338(h)(10) Payment to be paid by Buyer to Seller shall equal the amount stated in Section 6.5(e) above if Buyer so agrees with this amount, or the amount as determined by the Accounting Firm. The
Section 338(h)(10) Gross-Up Payment shall be treated as additional Purchase Price by Seller and Buyer. Seller and Buyer hereby agree that the Section 338(h)(10) Gross-Up Payment as determined pursuant to this Section 6.5(f) is final, and any subsequent adjustments to the Section 338(h)(10) Gross-Up Payment shall be made only pursuant to the filing of the applicable Tax Returns or written agreement with the IRS (the "Section 338(h)(10) Gross-Up Payment Tax Returns") to reflect (1) the allocation of the Purchase Price as set forth in the Allocation Schedule, (2) any adjustments to the Purchase Price pursuant to
Section 6.2(b), (3) the final Purchase Price as determined pursuant to Article I, or (4) a compromise, settlement or other agreement with the IRS in connection with a Tax Proceeding of the Section 338(h)(10) Gross-Up Payment. Following the
Section 338(h)(10) Election, in the event that the Section 338(h)(10) Gross-Up Payment is determined to be less than the incremental Taxes actually incurred by Seller (and additional Taxes as a result of consideration paid) as a result of the Section 338(h)(10) Election, Buyer shall pay to Seller, within ten (10) days after the filing of the Section 338(h)(10) Gross-Up Payment Tax Returns, such additional incremental Taxes (and additional Taxes as a result of consideration paid). Seller shall have the sole right, at its own expense, to control any Tax Proceeding in connection with the Section

338(h)(10) Gross-Up Payment; provided, however, that Seller may not settle any such Tax Proceeding without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

      Section 6.6 Refunds. All refunds or credits of Taxes of the PED Subsidiaries attributable to any Pre-Closing Tax Period shall be for the benefit of Seller, and Buyer shall promptly pay the amounts of any such refund or credit (and any interest associated therewith) to Seller.

      Section 6.7 Tax Contests.

            (a) Seller shall have the right, at its own expense and upon prior notice to Buyer to control any Tax audit, examination, contest, litigation, or any proceeding by or against any Tax Authority ("Tax Proceeding") with respect to Taxes of the PED Subsidiaries for any Pre-Closing Tax Period, provided that
(i) Seller shall consult with Buyer prior to taking any significant action in connection with such Tax Proceeding and (ii) Seller shall not settle, compromise or abandon any such Tax Proceeding relating to the PED Subsidiaries without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

            (b) In the case of a Tax Proceeding with respect to a Straddle Period, Buyer shall have the right control such Tax Proceeding, provided that
(i) Buyer shall provide Seller with the details of such Tax Proceeding, (ii) Buyer shall consult with Seller before taking any significant action with respect to such Tax Proceeding, and (iii) Buyer shall not settle, compromise or abandon any Tax Proceeding without the consent of Seller which consent shall not be unreasonably withheld, conditioned or delayed.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

      Section 7.1 Conditions to Buyer's Obligations. In addition to the conditions set forth in Section 7.3, the obligations of Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer:

            (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, except (i) that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period need be true and correct only as of such date or period and (ii) to the extent all failures of such representations and warranties to be true and correct reasonably would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

            (c) Seller shall have caused to be delivered to Buyer a certificate executed by a duly authorized officer of Seller certifying that each of the conditions set forth in Sections 7.1(a) and (b) has been satisfied.

            (d) Seller shall have obtained at its expense and delivered to Buyer consents from the parties to each of the Material Contracts and other contracts listed on Schedule 7.1(d).

            (e) The waiting periods under the HSR Act and the Exon-Florio Amendment shall have run or Buyer shall have received official notification that each of said waiting periods has been early terminated, and any other required governmental consent or approval shall have been obtained or the applicable waiting period shall have terminated.

      Section 7.2 Conditions to Seller's Obligations. In addition to the conditions set forth in Section 7.3, the obligations of Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Seller:

            (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period need be true and correct in all material respects only as of such date or period.

            (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

            (c) Buyer shall have caused to be delivered to Seller a certificate executed by a duly authorized officer of Buyer certifying that each of the conditions set forth in Sections 7.2(a) and (b) has been satisfied.

            (d) All contracts of the PED Entities listed on Schedule 7.2 shall have been terminated and shall be of no further force or effect.

            (e) The waiting period under the HSR Act shall have run or Seller shall have received official notification that said waiting period has been early terminated, and any other required governmental consent or approval shall have been obtained or the applicable waiting period shall have expired.

      Section 7.3 Mutual Conditions. The obligations of each of Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either Party:

            (a) No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; no proceeding initiated by any Governmental Entity or other Person seeking an injunction against the transactions contemplated by this Agreement shall be pending; no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal consummation of the transactions contemplated hereby.

            (b) Seller shall have received all consents to and approvals of the transactions contemplated hereby from the requisite majority of lenders under its principal credit facility, including Wachovia Bank, and such lenders shall have agreed to provide releases of liens on terms reasonably satisfactory to Seller and Buyer.

      Section 7.4 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition to be satisfied if such failure was caused by such Party's failure to perform any of its obligations arising under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.1 Indemnification by Seller. To the extent provided in this
Article VIII, Seller shall, subject to the provisions of this Article VIII, indemnify and hold harmless Buyer and its successors and assigns, and any of its officers, directors, employees, stockholders, agents and affiliates, including for this purpose any of the PED Subsidiaries (the "Indemnified Buyer Parties"), from and against any Loss caused by or resulting from:

            (a) any breach of or inaccuracy in any representation or warranty on the part of Seller contained in this Agreement or the Schedules hereto or any certificates required by the terms hereof to be delivered by Seller;

            (b) any non-fulfillment or non-performance on the part of Seller of any covenant or agreement contained in this Agreement;

            (c) any liability of any PED Subsidiary arising out of:

                  (i) the former manufacturing facility of the Business located in Milwaukee, Oregon or the former warehouse facility of the Business located in Nogales, Arizona; provided that notwithstanding the foregoing Buyer shall pay to Seller an amount equal to all regular periodic rental, real estate tax, insurance payments and other payments characterized as rent arising after the Closing Date under the facility lease agreement relating to Seller's former Milwaukee, Oregon facility, an accurate and complete copy of which has been made available to Buyer;

                  (ii) any business unit, property or assets formerly owned or leased by any PED Subsidiary that has been sold or otherwise divested by Seller or its subsidiaries prior to the Closing Date;

                  (iii) any Transferred Subsidiary; or

                  (iv) any Dissolved Entity or Dissolving Entity.

      Notwithstanding the foregoing, indemnification for breach of or inaccuracy in any representation or warranty contained in Section 3.9 or non-fulfillment or non-performance of any covenant or Agreement in Article VI shall be governed by
Article VI.

      For purposes of determining under this Section 8.1 whether there is any inaccuracy in, or whether Seller has breached, any representation or warranty set forth in Article III (other than the representations and warranties set forth in Section 3.6(b) and in the first sentence of Section 3.16), and the amount of any Losses associated therewith, the Parties agree (i) that all references to "material" "materially" "materiality" or "Material Adverse Effect," or to whether a breach would have a material adverse effect or result in a material adverse change, shall be disregarded and (ii) that the representations and warranties are made for purposes of this Section 8.1 as if those disregarded words were not included. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller shall not as a result of the preceding sentence be deemed to have breached any representation or warranty set forth in Article III that requires the listing of items on any Schedule to this Agreement based on whether the items are "material" to the extent immaterial items of the type otherwise required to be listed are omitted from such Schedule.

      Section 8.2 Indemnification by Buyer. Buyer shall, subject to the provisions of this Article VIII, indemnify and hold harmless Seller and its successors and assigns, and any of its officers, directors, employees, stockholders, agents and affiliates (the "Indemnified Seller Parties") from and against any Loss caused by or resulting from:

            (a) any breach of or inaccuracy in any representation or warranty on the part of Buyer contained in this Agreement or the Schedules hereto or any certificates required by the terms hereof to be delivered by Buyer; and

            (b) any non-fulfillment or non-performance on the part of Buyer of any covenant or agreement contained in this Agreement.

      Section 8.3 Procedures; Limits on Indemnification.

            (a) No Party seeking indemnification under this Agreement (the "Indemnified Party") shall make any claim for indemnification against the other Party (an "Indemnifying Party"): (i) for any such claim to the extent that the Loss related to such claim is less than $25,000 (the "Minor Claims"), and (ii) unless and until the aggregate amount of all such claims (other than Minor Claims) against such Indemnifying Party exceeds $850,000 (the "Threshold Amount"), whereupon the Indemnified Party may claim indemnification for the amount of such claims (other than Minor Claims), or portion thereof, in excess of such Threshold Amount, but in no case shall such claims include Minor Claims; provided, however, that neither Party may recover in the aggregate an amount greater than $8,500,000 in respect of all claims and Losses (the "Cap"). Notwithstanding the above, the limits on indemnification in this Section 8.3(a) shall not apply to any claims made (i) with respect to breaches of or inaccuracies in any representation or warranty contained in Sections 3.1, 3.2, 3.3, the first two sentences of 3.4, 3.5, 3.26, 4.1, 4.2 or 4.5, (ii) with respect to Tax matters pursuant to Section 3.9 or Article VI or (iii) with respect to the failure to perform any covenant or agreement required to be performed by Seller or Buyer after the Closing Date.

            (b) No Indemnified Party shall be entitled to indemnification pursuant to this Article VIII with respect to or for (i) punitive, exemplary, special or consequential damages, including damages for lost profits, unless such damages are owed pursuant to a judgment, arbitration award or settlement agreement requiring the payment of such damages by the Indemnified Party to a third party or (ii) any matters attributable to the acts or omissions of, or on behalf of, or consented to in writing by, such Party. Any Indemnified Party's right to indemnification pursuant to this Article VIII on account of any Losses shall be reduced by the net amount of all insurance or other third party indemnification proceeds actually received by the Indemnified Party. An Indemnified Party shall be required to use its commercially reasonable efforts to collect any such insurance or other third party indemnification proceeds, but shall not be obligated to commence or threaten any litigation or other proceeding, terminate or threaten to terminate its business relationship with any insurer, or incur any material obligation or liability in order to collect such proceeds. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party with respect to any claims the Indemnified Party may have against insurers or third parties to the extent of any indemnification payments made by the Indemnified Party pursuant to this Agreement.

            (c) The Indemnified Party shall promptly notify the Indemnifying Party of any claim hereunder (including, without limitation, items that would be claims if they were not below the Threshold Amount) and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation reasonably available to the Indemnified Party supporting the claim asserted (or which would be asserted if not below the Threshold Amount), and the Indemnifying Party shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim and reasonably required be reviewed by the Indemnifying Party. Notwithstanding the foregoing, no delay in providing notice of any claim hereunder shall limit or impair the right of the Indemnified Party to indemnification pursuant to this Agreement except to the extent the defense of such claim is prejudiced thereby.

            (d) If any Actions are instituted or any claim or demand is asserted by any Person in respect of which a Party may seek indemnification from an Indemnifying Party hereunder pursuant to the provisions of this Article VIII, the Indemnified Party shall promptly cause written notice of the assertion of any such claim or demand to be made to the Indemnifying Party. Notwithstanding the foregoing, no delay in providing notice of any claim hereunder shall limit or impair the right of the Indemnified Party to indemnification pursuant to this Agreement except to the extent the defense of such claim is prejudiced thereby. The Indemnifying Party shall have the right at any time within 30 days after receipt of any such notice, at its option and expense, to assume the defense of, negotiate, or, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), settle any such claim, and in such case the Indemnifying Party shall not be liable for the fees and expenses of counsel employed by the Indemnified Party. The Parties shall cooperate fully with each other in connection with the defense, negotiation, and settlement of any such Action, claim, or demand. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party.

            (e) If an Indemnifying Party becomes obligated to indemnify an Indemnified Party hereunder, such Indemnifying Party shall pay to such Indemnified Party within three (3) Business Days after becoming so obligated the amount to which such Indemnified Party shall be entitled.

      Section 8.4 Survival Period. All of the representations and warranties made by each party in this Agreement or in any attachment, exhibit, schedule, certificate, document or list delivered by any such party pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing until the first anniversary of the Closing Date, provided, however, that (i) Sections 3.9 and 3.14, and the right to make claims thereunder, shall survive until the expiration of the statute of limitations applicable to the underlying matters covered by such provisions, (ii) Section 3.18, and the right to make claims thereunder, shall survive until the third anniversary of the Closing Date, and (iii) Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.26, 4.1, 4.2 and 4.5, and
the right to make claims thereunder, shall survive indefinitely.

      Section 8.5 Exclusive Remedy. The indemnification remedies provided in this Article VIII shall constitute the exclusive remedy of the parties after the Closing for any claim in connection with this Agreement or any other transaction documents, including any claim for any Losses resulting from a breach by any Party of any representation, warranty, covenant or agreement, and no Party, nor any affiliate thereof or any other Person shall be entitled to make any claim or otherwise recover Losses from any Party except as expressly provided under Article VIII.

      Section 8.6 Treatment. All indemnification payments made pursuant to this
Article VIII shall be treated by the Parties as adjustments to the Purchase
Price.

                                   ARTICLE IX

                       TERMINATION; SURVIVAL AND EXPENSES

      Section 9.1 Termination.

            (a) This Agreement may be terminated on or prior to the Closing Date only as follows:

                  (i) by mutual written consent of Buyer and Seller;

                  (ii) at the election of either Buyer or Seller, if the Closing Date shall not have occurred on or before 5:00 P.M. Eastern time on September 30, 2007, provided, however, that (A) no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(a)(ii) if such party's failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Closing to occur on or before such date and (B) if the sole reason that the parties have not closed this transaction as of September 30, 2007 is that the required approval from the United States Department of Justice, the Federal Trade Commission or any other antitrust Governmental Entity whose consent is required prior to the Closing has not been obtained, or any approval requested from the relevant government authorities under the Exon-Florio Amendment has not been obtained, then neither Buyer nor Seller may terminate this Agreement pursuant to this Section 9.1(a)(ii) until December 31, 2007;

                  (iii) by either Buyer or Seller if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other Action shall have become final and nonappealable;

                  (iv) by either Buyer or Seller if a condition to its obligation to perform becomes incapable of fulfillment. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 9.1(a)(iv) shall not be available to any Party if its condition to perform became incapable of fulfillment due to its failure to fulfill any obligation under this Agreement;

                  (v) by Buyer if Buyer is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement such that the conditions set forth in Sections 7. l(a) or (b) hereof could not be satisfied and such breach has not been cured within 15 calendar days after written notice thereof to Seller; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

                  (vi) by Seller if Seller is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement such that the conditions set forth in Sections 7.2(a) or (b) hereof could not be satisfied and such breach has not been cured within 15 calendar days after written notice thereof to Buyer; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

            (b) In the event of termination by Seller or Buyer pursuant to this
Section 9.1, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by either Party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Buyer shall return to Seller all documents and other material received from Seller and the PED Entities relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

                  (ii) all confidential information received by Buyer with respect to the businesses of Seller and its subsidiaries (including the PED Entities) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

      Section 9.2 Obligations upon Termination. Except in the event of a termination pursuant to Section 9.1(a)(v) or (vi), in the event that this Agreement shall be terminated pursuant to Section 9.1, all obligations of the Parties hereto under this Agreement shall terminate and there shall be no liability of any Party hereto to any other Party except (a) as set forth in Sections 5.1 and 5.2 and Article X, and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Seller or Buyer without the prior written consent of the other Party hereto; provided, however, that (a) Buyer may, upon written notice to Seller, assign its right to purchase hereunder, in whole or in part, to one or more subsidiaries of Buyer without the prior written consent of Seller and (b) Seller may, upon written notice to Buyer, assign any of its rights, interests or obligations hereunder to any wholly-owned subsidiary of Seller (other than a PED Subsidiary); provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment or transfer in violation of this
Section 10.1 shall be void.

      Section 10.2 No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

      Section 10.3 Amendments; Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by both Parties (or, in the case of a waiver, by the waiving Party). No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

      Section 10.4 Notices. All notices, requests, demands, claims or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or, if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

            (a)   if to Buyer,

                         Murata Manufacturing Co., Ltd.
                         Nagaokakyo-shi, Kyoto 617-8555
                         Japan
                         Attention:     Ryuji Miyamoto
                                        General Manager
                                        Legal Affairs Department
                         Facsimile No.: 075-955-6695
                  with a copy to:

                         Baker & McKenzie LLP
                         One Prudential Plaza
                         130 East Randolph Drive
                         Chicago, Illinois 60601
                         Attention: Craig A. Roeder
                                    Olivia Tyrrell
                         Facsimile No.: 312-698-2365;

                  and

            (b)   if to Seller,

                         C&D Technologies, Inc.
                         1400 Union Meeting Road
                         Blue Bell, PA 19422
                         Attention: James D. Dee, Esquire
                         Facsimile No.: 215-619-7816

                  with a copy to:

                         Montgomery, McCracken, Walker & Rhoads, LLP
                         123 South Broad Street
                         Philadelphia, PA 19109
                         Attention: Baldo M. Carnecchia, Jr., Esquire
                         Facsimile No.: 215-772-7620

or to such other address as any Party shall have designated by written notice to the other Party.

      Section 10.5 Interpretation; Exhibits and Schedules; Certain Definitions.

            (a) When a reference is made in this Agreement to a Section or an Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall not be interpreted as limiting and shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs, personal representatives and estate, as applicable. The Schedules and Exhibits to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Any disclosure made in any Schedule to this Agreement which may be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Section of this Agreement regardless of whether or not a specific cross reference is made thereto so long as the relevance of such disclosure to such other Section would be apparent to a reasonable person. If there is any inconsistency between the statements in this Agreement and those in such Schedules (other than an exception set forth in such Schedules with respect to a representation or warranty), the statements in this Agreement shall control. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

            (b) For all purposes hereof:

                  (i) "Accounting Firm" shall have the meaning set forth in
Section 6.5(e);

                  (ii) "Action" means any legal, administrative, arbitration or other similar proceeding, suit, claim, action or governmental or regulatory investigation of any nature;

                  (iii) an "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                  (iv) "Agreement" shall have the meaning set forth in the preamble hereto;

                  (v) "Allocation Schedule" shall have the meaning set forth in
Section 6.5(b);

                  (vi) "Assumed Benefit Plan" means the Benefit Plans listed on
Schedule 3.14(c);

                  (vii) "Balance Sheet" means any combined balance sheet of the PED Subsidiaries in each case prepared in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied in the same manner used in the preparation of the Financial Statements;

                  (viii) "Benefit Plans" shall have the meaning set forth in
Section 3.14(a);

                  (ix) "Business Day" means any day other than a Saturday or Sunday, or a day on which the banking institutions of the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close;

                  (x) "Buyer" shall have the meaning set forth in the preamble hereto;

                  (xi) "Buyer Flex Plans" shall have the meaning set forth in
Section 5.7(g);

                  (xii) "Cap" shall have the meaning set forth in Section
8.3(a);

                  (xiii) "Closing" shall have the meaning set forth in Section 2.1;

                  (xiv) "Closing Date" shall have the meaning set forth in
Section 2.1;

                  (xv) "Closing Working Capital" means the Working Capital determined as of the Closing Date;

                  (xvi) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and the Treasury Regulations promulgated thereunder;

                  (xvii) "Confidentiality Agreement" means the Confidentiality Agreement between Buyer and Seller;

                  (xviii) "Competitive Products" shall have the meaning set forth in Section 5.15(a);

                  (xix) "Credit Support Arrangements" shall have the meaning set forth in Section 5.9;

                  (xx) "Debt" shall have the meaning set forth in Section 5.12;

                  (xxi) "Dispute Notice" shall have the meaning set forth in
Section 1.3(c);

                  (xxii) "Dissolved Entities" means any former affiliate of Seller which formed part of the PED Business prior to filing a Certificate of Dissolution with the applicable Secretary of State or equivalent proceedings;

                  (xxiii) "Dissolving Entities" means any affiliate of Seller which is part of the PED Business and which, as of the Closing Date, is in the process of liquidation but has not filed for a Certificate of Dissolution with the applicable Secretary of State or equivalent proceedings;

                  (xxiv) "Due Diligence Materials" means the documents, agreements, and other instruments and information (i) made available to Buyer in a data room during the period from April 12, 2007 through June 14, 2007, an index of all of which is attached hereto as Appendix A-l or (ii) otherwise provided by Seller or any PED Subsidiary or their affiliates or representatives to Buyer or its representatives prior to the date of this Agreement;

                  (xxv) "Election Forms" shall have the meaning set forth in
Section 6.5(c);

                  (xxvi) "Environmental Laws" means any applicable Law that relates to protection of human health or the environment or relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noise, odors or any pollutants, contaminants, wastes, or hazardous substances or materials, whether or not as matter or energy, into air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, wastes, hazardous substances or materials;

                  (xxvii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                  (xxviii) "Exon-Florio Amendment" means the Exon-Florio Amendment to the Defense Production Act of 1950, or any foreign equivalent thereof;

                  (xxix) "Financial Statements" shall have the meaning set forth in Section 3.6(a);

                  (xxx) "Forms 8883" shall have the meaning set forth in Section 6.5(b);

                  (xxxi) "GAAP" means United States generally accepted accounting principles, as in effect from time to time;

                  (xxxii) "Governmental Entity" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign;

                  (xxxiii) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

                  (xxxiv) "Indemnified Buyer Parties" shall have the meaning set forth in Section 8.1;

                  (xxxv) "Indemnified Party" shall have the meaning set forth in
Section 8.3(a);

                  (xxxvi) "Indemnified Seller Parties" shall have the meaning set forth in Section 8.2;

                  (xxxvii) "Indemnifying Party" shall have the meaning set forth in Section 8.3(a);

                  (xxxviii) "IRS" means the Internal Revenue Service or any successor agency and, to the extent relevant, the Department of Treasury;

                  (xxxix) "Knowledge," "Knowledge of Seller" and each phrase having equivalent meaning (e.g., "known to Seller") means the actual knowledge of facts or other information of those individuals identified on Schedule 10.5(b)(xxxvix) hereto, after reasonable investigation and inquiry into the affairs or business of the PED Entities;

                  (xl) "Law" means any foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment or decree;

                  (xli) "Licenses" shall have the meaning as set forth in
Section 3.1l(a);

                  (xlii) "LLC Interests" means the limited liability company membership interests in CPS-LLC;

                  (xliii) "Loss" means any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses) that are actually incurred by the relevant Party without giving effect to any multiplier that may be alleged by Buyer to have been used in the computation of Purchase Price;

                  (xliv) "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the condition (financial or otherwise), business or properties of the PED Subsidiaries, as a whole, or that would materially impair the ability of Seller to perform its obligations under this Agreement and to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or shall be, a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting
(i) the industry in which the PED Subsidiaries operate or (ii) the U.S. economy as a whole, in each case that do not disproportionately affect the PED
Subsidiaries:

(b) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to (i) compliance with the terms of, or the taking of any action required by, this Agreement, (ii) any change in accounting requirements or principles or any change in applicable Laws or the interpretation or enforcement thereof, (iii) actions required to be taken under applicable Laws, (iv) something consented to by Buyer in writing, (v) the acts or omissions of, or on behalf of, Buyer, (vi) acts of war, terrorism, or other similar conflict that do not disproportionately affect the PED Subsidiaries, or
(vii) any Permitted Encumbrance;

                  (xlv) "Material Contract" shall have the meaning set forth in
Section 3.12(a);

                  (xlvi) "Minor Claims" shall have the meaning set forth in
Section 8.3(a);

                  (xlvii) "Non-US Benefit Plan" shall mean any Benefit Plan covering employees of a PED Subsidiary who work primarily outside of the United States.

                  (xlviii) "Party" means Seller or Buyer, in its capacity as a party to this Agreement;

                  (xlix) "PED Corporate Entities" means NCL Holdings, Mexico, Datel, Dynamo and DAC, together;

                  (l) "PED Entities" means NCL Holdings, Mexico, Datel, Dynamo, DAC and CPS-LLC, together;

                  (li) "PED Subsidiaries" means the PED Entities, together with their respective subsidiaries, including NCL Holdings Limited, Celab Power Management Limited, C&D Technologies (Celab) Limited, C&D Technologies (GZ) Limited, C&D Technologies (NCL) Limited, C&D Technologies (Datel) Inc., C&D Technologies KK, C&D Technologies (Datel), (GmbH, Datel (UK) Ltd., C&D Technologies (Datel) SARL, Datel Electronic

Technology (Shanghai) Co. Ltd., C& D Power Systems (Canada) ULC and C&D Technologies (CPS) ULC;

                  (lii) "Permitted Encumbrances" shall have the meaning set forth in Section 3.19;

                  (liii) "Person" means any individual, firm, corporation, partnership, joint stock company, limited liability company, trust, joint venture, Governmental Entity or other entity;

                  (liv) "Pre-Closing Tax Period" means the taxable period (including all prior taxable years or periods') or portion thereof ending on and including the Closing Date.

                  (lv) "Predecessor" means any Person whose liabilities, including without limitation liabilities arising under any Environmental Law, have or may have been retained or assumed by any PED Subsidiary, either contractually or by operation of Law;

                  (lvi) "Purchase Price" shall have the meaning set forth in
Section 1.2;

                  (lvii) "PWC" shall have the meaning set forth in Section
1.3(e);

                  (lviii) "Real Property" shall have the meaning set forth in
Section 3.10;

                  (lix) "Reference Balance Sheet" shall have the meaning set forth in Section 3.6(a);

                  (lx) "Related Person" means, with respect to a particular Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and, with respect to an individual, any other individual that is a member of the individual's immediate family (by blood, marriage or adoption), a member of the individual's household, an entity in which the individual participates in management or an employee or employer of the individual. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise, and shall be construed in accordance with the rules promulgated under the Securities Act.

                  (lxi) "Registered Intellectual Property" shall have the meaning as set forth in Section 3.11(a);

                  (lxii) "Section 338(h)(10) Election" shall have the meaning set forth in Section 6.5(b);

                  (lxiii) "Section 338(h)(10) Gross-Up Payment" shall have the meaning set forth in Section 6.5(d);

                  (lxiv) "Section 333(h)(10) Gross-Up Payment Tax Returns" shall have the meaning set forth in Section 6.5(f)

                  (lxv) "Securities Act" means the Securities Act of 1933;

                  (lxvi) "Seller" shall have the meaning set forth in the preamble hereto;

                  (lxvii) "Seller Statement" shall have the meaning set forth in
Section 1.3(b);

                  (lxviii) "Shares" means the issued and outstanding capital stock of NCL Holdings, Mexico, Datel, Dynamo and DAC;

                  (lxix) "Straddle Period" means any taxable period beginning on or prior to and ending after the Closing Date;

                  (lxx) "Target Amount" shall have the meaning as set forth in
Section 1.3(a);

                  (lxxi) "Taxes" or "Tax" and, with correlative meaning, "Taxable" or "Taxing" means all federal, state, local, foreign and other taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, sales, use, ad valorem, turnover, real and personal property (tangible and intangible), unclaimed property, escheat, value-added, stamp, leasing, lease, user, transfer, fuel, excess profits, franchise, payroll, excise, deed, profits, environmental, business and profession license, interest equalization, windfall profits, license, occupational, severance, disability, employee's income withholding, other withholding, unemployment and social security taxes, capital stock or other taxes, that are imposed by any Governmental Entity, and including any interest, penalties and additional amounts with respect thereto;

                  (lxxii) "Tax Proceeding" shall have the meaning set forth in
Section 6.7(a);

                  (lxxiii) "Tax Return" means all returns, declarations, reports and other information required to be supplied to any Governmental Entity in connection with any Taxes, including any schedules, attachments amendments, statements, or supplements to any of the foregoing;

                  (lxxiv) "Threshold Amount" shall have the meaning set forth in
Section 8.3(a);

                  (lxxv) "Transferred Assets" shall have the meaning set forth in Section 5.14;

                  (lxxvi) "Transferred Subsidiary" shall have the meaning set forth in Section 5.14;

                  (lxxvii) "Transition Services Agreement" shall have the meaning set forth in Section 2.2(a); and

                  (lxxviii) "Working Capital" means the sum of (a) inventory, plus (b) accounts receivable less (c) accounts payable less (d) accrued payroll, all determined in accordance with the principles, policies, procedures and conventions reflected on Schedule 3.6(a) or, if not reflected thereon, GAAP, applied in the same manner used in the preparation of the Financial Statements.

      Section 10.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original but all of which together shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered (including by telecopy) to the other Party.

      Section 10.7 Entire Agreement. This Agreement, including the documents, Schedules and Exhibits referred to herein and the Confidentiality Agreement contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior written and oral representations, warranties, covenants, agreements and understandings to the extent they have related in any way to such subject matter. Neither Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

      Section 10.8 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

      Section 10.9 Governing Law; Consent to Jurisdiction. This Agreement and all matters arising out of or relating hereto, including its validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to the laws as to choice or conflict of laws, except to the extent that the laws of the jurisdiction of incorporation of a Party shall govern its internal corporate affairs. Each Party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Wilmington, Delaware, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement, (ii) to the extent not prohibited by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject to the personal jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution by reason of a lack of personal jurisdiction, that any such proceeding brought in one of the above-named courts is improper by reason of a lack of personal jurisdiction or venue, or that this Agreement or the subject matter hereof may not be enforced in or by such court by reason of a lack of personal jurisdiction or improper venue, and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts. Each Party hereby consents to and accepts service of process in any such proceeding in any manner permitted by Delaware law or if served pursuant to
Section 10.4 hereof.

      Section 10.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 10.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT, AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.


                                       C&D TECHNOLOGIES, INC.

                                       By: /s/Jeffrey A. Graves
                                           ------------------------------
                                       Name: Jeffrey A. Graves
                                            -----------------------------
                                       Title: President and CEO
                                             ----------------------------


                                       MURATA MANUFACTURING CO, LTD.

                                       By: /s/ Hideo Sakamoto
                                           ------------------------------
                                       Name: Hideo Sakamoto
                                            -----------------------------
                                       Title: President
                                             ----------------------------